As filed with the Securities and Exchange Commission on September 11, 2000
                                                   Registration No. 333-________



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
    ------------------------------------------------------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
    ------------------------------------------------------------------------


                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                             3220                            98-0213257
(State or other jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)      Classification Code Number)         Identification Number)

                            8851 Trans-Canada Highway
                    Ville Saint-Laurent, (QC) Canada H4S 1Z6
                                 (514) 331-3738

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 S. Iraj Najafi
                             Chief Executive Officer
                  Lumenon Innovative Lightwave Technology, Inc.
                            8851 Trans-Canada Highway
                    Ville Saint-Laurent, (QC) Canada H4S 1Z6
                                 (514) 331-3738
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ---------------------
                                    Copy to:


                              David J. Adler, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                             ---------------------
        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                             ---------------------

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                             ---------------------

                         CALCULATION OF REGISTRATION FEE


                                                            Proposed             Proposed
                                                            Maximum              Maximum            Amount of
 Title of Each Class of Securities      Amount to be       Offering Price        Aggregate         Registration
          to Be Registered               Registered         Per Share           Offering Price          Fee
---------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value            2,000,000          $21.625(1)          $43,250,000(1)     $11,418.00
---------------------------------------------------------------------------------------------------------------
Shares of common stock issuable
upon exercise of outstanding
warrants and upon conversion of
outstanding convertible notes(2)         8,800,000(3)       $21.625(2)          $190,300,000(2)    $50,239.20
---------------------------------------------------------------------------------------------------------------
Total Registration Fee                      ------           -----              $233,550,000       $61,657.20
---------------------------------------------------------------------------------------------------------------


------------------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock as reported on the Nasdaq National Market on September 6, 2000.
(2) The outstanding warrants and notes were issued in connection with a private placement financing. The warrants are exercisable at an exercise price based upon the volume weighted average price of the common stock during the five consecutive trading days preceding vesting. The warrants vest in January 2002. The convertible notes are convertible at a conversion price equal to the average of the closing bid price of the common stock as listed on the Nasdaq National Market for the five consecutive trading days ending immediately prior to conversion, but in no event less than $7.00 per share and no more than $25.00 per share. The price set forth in the table has been determined solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock as reported on the Nasdaq National Market on September 6, 2000.
(3) In addition to the shares of common stock set forth in the calculation of Registration Fee Table, which includes a good faith estimate of the number of shares of common stock underlying the warrants and convertible notes, pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also registers such additional number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

                             ---------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

     SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED SEPTEMBER 11, 2000



                                   Prospectus


                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.

                        10,800,000 SHARES OF COMMON STOCK



         The selling stockholders listed in this prospectus are offering and selling up to 10,800,000 shares of our common stock. We will not receive any proceeds from the sale of these shares.

         Our common stock is traded on The Nasdaq National Market under the symbol "LUMM." The last reported sale price for our common stock on The Nasdaq National Market on September 6, 2000 was $21.25 per share. The selling stockholders may offer their shares of common stock from time to time, in the open market, on The Nasdaq National Market, in privately negotiated transactions, in an underwritten offering, or a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholders may engage brokers or dealers who may receive commissions or discounts from the selling stockholders. Any broker-dealer acquiring the common stock from the selling stockholders may sell such securities in normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, to its customers or through a combination of such methods. See "Plan of Distribution." We will bear all of the expenses and fees incurred in registering the shares offered by this prospectus. The selling stockholders will pay any brokerage commissions and discounts attributable to the sale of the shares.

         Investing in the common stock involves a high degree of risk. Please see "Risk Factors" beginning on page 8 for a discussion of the risks associated with our business.

         Neither the Securities and Exchange Commission or any other regulatory body has approved or disproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         Commissions received by the selling stockholders or any broker-dealers, agents or underwriters that help distribute the shares and any profit on the resale of the shares purchased by them may be considered underwriting commissions or discounts under the Securities Act of 1933.

                The date of this prospectus is ____________, 2000

                          [INSIDE COVER OF PROSPECTUS]

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Prospectus Summary.............................................................4
Risk Factors...................................................................8
Forward-Looking Statements....................................................14
Use of Proceeds...............................................................14
Dividend Policy...............................................................14
Market Price of the Registrant's Common Equity
   and Related Stockholder Matters............................................15
Selected Financial Data.......................................................16
Management's Discussion and Analysis
   of Financial Condition and Results
   of Operations..............................................................18
Business......................................................................20
Management....................................................................36
Summary Compensation Table....................................................38
Security Ownership of Certain Beneficial
   Owners and Management......................................................40
Certain Relationships and Related Transactions................................42
Selling Stockholders..........................................................42
Description of Capital Stock..................................................45
Indemnification of Directors and Officers.....................................46
Where you can find more information...........................................47
Quantitative and Qualitative Disclosures
   about Market Risk..........................................................48
Plan of Distribution..........................................................48
Legal Matters.................................................................49
Experts.......................................................................49
Index to Financial Statements................................................F-1

                               PROSPECTUS SUMMARY

         As used in this prospectus, unless the context otherwise requires, the terms "we," "us" or "Company" mean Lumenon Innovative Lightwave Technology, Inc. This summary highlights information contained elsewhere in this prospectus and is not complete and may not contain all the information you should consider before investing in our common stock. You should read the entire prospectus carefully.


                                   The Company

         We are a development stage company that designs and develops products related to the Dense Wavelength Division Multiplexing ("DWDM") market and other optical or photonic segments of the global telecommunications and data communications optical networking markets. DWDM is a technology that permits a user to send multiple sources of information and data at the same time over a single optic fiber. DWDM allows network operators to remove an entire class of equipment in their emerging, high-capacity, data-backbone networks. We are developing and manufacturing devices for use in the DWDM market under a teaming agreement with Molex Incorporated. We do not expect to generate product revenues until 2001.

         Our plan of operations for fiscal year 2001 is to finalize the development of our 8, 16 and 32 channel DWDM devices and to bring them to market. We will focus product development on four aspects:

         o     defining processing steps and conditions for DWDM devices
         o readying automation equipment for manufacturing of these devices in our new manufacturing facility
         o     setting quality control criteria for our processes and operations
         o upgrading our on-site DWDM packaging and fiber pigtailing capability for our optical chips.

         We have begun producing and testing a limited number of product devices and intend to market 4, 8, 16, 32 and 40 channel DWDM chips. In addition, we intend to offer services based on our capability to design new customized DWDM devices according to specific client needs. Our products will address existing demand and create conditions for expanded use of our devices by using our technology and expertise to develop products for specific client needs.

         Service providers like AT&T and MCI WorldCom are creating fiber optic networks to transmit large quantities of data and information at high speeds to meet demand for such uses as the Internet, e-mail, and electronic commerce. Such service providers desire to increase the capacity of their networks to carry and deliver more information at high speeds without the additional costs of installing new fiber optic cable. DWDM products allow providers to greatly increase their information carrying capacity on existing fiber at significantly lower cost. Survey data on the size of the global and North American DWDM markets vary from source to source. What is common to all surveys is that the DWDM market is large and growing at a compound annual growth rate of 50%.

         We believe that there is a substantial market for our devices in DWDM systems. We make our devices in the form of an "optical chip" on silicon through a patented sol-gel process. To our knowledge, there are no other manufacturers of DWDM devices on silicon using a sol-gel manufacturing process. The advantages of our process include:

         o     lower capital investment in process equipment
         o     less manual labor required in the assembly process
         o fewer process steps, reducing the likelihood of manufacturing defects
         o the cost of an optical chip does not increase proportionality as the number of channels on the chip grows.

         We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 8851 Trans-Canada Highway, Ville Saint-Laurent, (QC) Canada H4S 1Z6, and our telephone number at that address is
(514) 331-3738.

                                  The Offering


Common stock offered by the selling
stockholders.............................   10,800,000,  of which  8,800,000 are
                                            issuable     upon     exercise    of
                                            outstanding  warrants and conversion
                                            of outstanding convertible notes.
Common stock outstanding.................   34,752,039 shares(1)
Use of proceeds..........................   We will  not  receive  any  proceeds
                                            from  the  sale  of  the  shares  of
                                            common    stock   by   the   selling
                                            stockholders.
Risk factors.............................   An  investment  in the common  stock
                                            offered by the selling  stockholders
                                            involves a high degree of risk.  See
                                            "Risk Factors" beginning on page 8.
Nasdaq National Market symbol............   "LUMM"


(1) Based on information available to us as of August 31, 2000. Does not include (i) 6,000,000 shares of common stock reserved for issuance upon exercise of options granted or to be granted under our stock option incentive plan, under which options to purchase 3,312,650 shares of common stock are outstanding; (ii) 6,086,011 shares of common stock reserved for issuance upon exercise of outstanding common stock purchase warrants, or (iii) 5,000,000 shares of common stock reserved for issuance upon conversion of outstanding convertible notes. Except as otherwise indicated, all references in this prospectus to the number of shares of common stock outstanding do not include the foregoing shares.

                          Summary Financial Information

         The following summary financial information is taken from our financial statements included elsewhere in this prospectus. The summary financial statements should be read in conjunction with the financial statements and related notes beginning on page F-2 of this prospectus, and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Our financial statements as of and for the fiscal years ended June 30, 2000, June 30, 1999 and December 31, 1998 have been audited by KPMG LLP, Montreal, Canada, independent certified public accountants. Unless otherwise indicated, all dollar amounts in this prospectus are expressed in United States dollars. We changed our fiscal year end to June 30, effective in 1999. The amounts reported and reflected below for fiscal year 1999 are for the six-month period ended June 30, 1999.


                          December 31,                          June 30,
                              1998        June 30, 1999           2000          June 30, 2000
                              ----        -------------           ----          -------------

                                         (in Canadian dollars)                  (in U.S. dollars)
Current Assets             $552,912          $2,044,584         $6,058,929        $4,097,745

Capital Assets                    -           1,492,495          4,602,682         3,112,865

Total Assets                553,155           3,547,080         12,199,898         8,250,978

Liabilities                 119,349           1,002,582          1,606,715         1,086,645

Stockholders'               433,806           2,544,498         10,314,497         6,975,853
  Equity


                          From Inception       Six Months       Fiscal Year       Fiscal Year
                          to December 31,         Ended           Ended              Ended
                              1998           June 30, 1999    June 30, 2000      June 30, 2000
                              ----           -------------    -------------      -------------

                                        (in Canadian dollars)                   (in U.S. dollars)
Research and
  Development
  Expenditures (1)          $12,291           $162,370      $218,968,358        $148,091,681

General and
Administrative (2)          290,435            569,507         4,913,579           3,323,130

Other Income
  (Loss)                     15,217            (17,674)          319,823             216,301

Net Loss                    287,509            749,551       223,562,114         151,198,510

Loss Per Share (2)            $0.03              $0.04             $8.80               $5.95


-----------------------------

(1) Amounts shown are net of tax credits and grants and include non-cash expenses resulting from the issuance of common stock upon exercise of the Molex services warrant.

(2) Includes depreciation of US$604,369 (CDN$893,620) for the year ended June 30, 2000 and none before.

(3) As of December 31, 1998, June 30, 1999 and June 30, 2000, we had 16,455,000, 20,215,000 and 32,970,039 issued and outstanding shares, respectively. We have never paid dividends on our common stock.

         At December 31, 1998, June 30, 1999 and June 30, 2000, the exchange rate between the Canadian dollar and the U.S. dollar were CDN$1.533, CDN$1.472 and CDN$1.4786 to US$1.00, respectively, based on the rate as of each date issued by the Bank of Canada.

                                  RISK FACTORS

         An investment in our common stock is highly speculative and involves a high degree of risk. You should only consider investing in our common stock if you are able to afford to lose your entire investment. In evaluating our business, you should carefully consider the following risk factors in addition to the other information included in this prospectus

                    Risks Relating to Our Financial Condition

We are a development stage company.

         We were founded in 1998. We are a development stage company and, to date, have not had any revenues from sales of our products. Our operating history provides no basis for evaluating us and our prospects. We must, among other things, successfully develop and commercialize our products, meet competition, attract, retain and motivate qualified employees, expand our operations and market and sell products using our technology in volume to have significant revenues and to be profitable.

         Our future will depend on our ability to develop, manufacture and commercialize products based upon our licensed proprietary technologies. Our first product, the DWDM optical chip, has only recently entered production in limited quantities and we expect to make only limited shipments of prototype chips in 2000. Even if our products appear promising when introduced, potential customers may not accept them, they may be difficult to produce in large volumes at an acceptable cost, fail to perform as expected, cost too much or be barred from production by the proprietary rights of others.


We project future losses.

         We expect to spend considerable sums to develop and market our new products. We expect our operating expenses to increase as we develop our technology and products, increase our sales and marketing activities and expand our assembly operations. We will not have revenues from product sales before 2001. The amount that we will lose and when, if ever, we will have profits is highly uncertain. If we become profitable, we do not know how much we will earn and our profits may vary significantly from quarter to quarter.

We have limited working capital; we may be unable to obtain funding to meet our future capital needs.

         We will require substantial additional funding over the next several years to develop our technology, to broaden and commercialize our products and to expand assembly capacity. Our capital needs will depend on a number of factors, including:

         o     How many new products we develop
         o How fast we develop and commercialize our technologies and products and expand our assembly operations
         o The response of competitors o The level of acceptance of our products o Competing technological developments o Changes in market demand.

         In addition, if we develop or commercialize our technology and products more slowly than we expect, we may need substantially more funding and we may be required to spend our cash faster than we currently plan.

         We expect to raise additional working capital primarily from the following sources:

         o     Sales of equity or debt  securities
         o     Equipment leasing and other secured debt financing
         o     Manufacturing   and  other strategic partners.

         If we borrow funds, we may become subject to restrictive financial covenants and our interest obligations will increase. If we issue more stock, our present stockholders may experience substantial dilution.

         We do not know whether additional funding will be available on favorable terms, or at all. If it is not, we may have to delay or abandon some or all of our anticipated spending, cut back our operations significantly, sell assets, or license to third parties potentially valuable technologies that we currently plan to commercialize ourselves.

                         Risks Relating to Our Business

The market for our products requires us to adapt to rapid technological change and to continue new product development.

         We must become a key supplier of components to the photonics industry to be successful. Our target markets are highly competitive and are marked by rapidly changing technology and industry standards and declining average selling prices. We must:

         o Anticipate what our clients and their end-users will need and demand in the manufacture of products, both for general industry use and specific custom-made usage
         o Incorporate those anticipated features and functions into our products o Meet specific and exacting design requirements
         o     Price our products  competitively
         o     Introduce our products at the right time to meet market demand.

The success of our new products will depend on many factors, including:

         o     Proper   product   definition
         o     Timely completion and introduction of designs
         o     Ability of our customers to incorporate our product into theirs
         o     Quality and performance of our products
         o     Differentiation of our products from those of our competitors
         o     Acceptance of our products and those of our customers.

The market for our products is characterized by short product lifecycles, declining average selling prices and fluctuating industry conditions.

         Our target markets are subject to continuous, rapid technological change, including changing industry standards, frequent introduction of new products, anticipated and unanticipated decreases in average selling prices and fierce price competition. This means that the life cycle of a product we make may be short, we must introduce new products on a timely basis and we must spend a great deal to develop new products. Other competing technologies may force us to sell our products at lower prices than we expect. Thus, we will need to introduce new products to compete effectively and to maintain our selling prices. This may require greater development time and expense than we presently anticipate. We could experience delays in introducing new products because they are complex.


Our products have certain risks in their manufacture and assembly.

         The assembly of our chips is a sophisticated process, requiring a clean room and precision assembly equipment. Very small amounts of contaminants in assembly, defects in components, difficulties in the assembly process or other factors can cause a significant number of chips to be nonfunctional or to have unacceptable defects. Many of these problems are difficult to find and require much time and/or expense to fix.

         We have never assembled large amounts of products. It may be difficult for us to do this.

         Because we use our own plant, we could be subject to significant risks, including lack of adequate capacity, technical difficulties and events limiting production, such as fires or other damage. Furthermore, if demand for our products increases, we will have to build another facility and may have to rely on contractors to manufacture our products for us. Building another facility will cost a great deal and will involve the risks found in all manufacturing, including poor production yields, technical difficulties and events limiting production.

         The manufacture of our products involves complex and precise processes. Changes in our manufacturing processes or those of our suppliers, or the inadvertent use of defective materials, could significantly reduce our manufacturing yields and product reliability. Because most of our manufacturing costs are relatively fixed, manufacturing yields are critical to our results of operations. Lower than expected production yields could delay product shipments and reduce our gross margins. We may not obtain acceptable yields in the future.

         Because we plan to introduce new products and product enhancements regularly, we must effectively transfer production information from our research and development department to our manufacturing group and coordinate our efforts with those of our suppliers to rapidly achieve volume production. If we fail to effectively manage this process or if we experience delays, disruptions or quality control problems in our manufacturing operations, our shipments of products to our customers could be delayed.


We are dependent on equipment suppliers and contract manufacturers.

         We rely on outside suppliers for certain equipment we will use in our manufacturing process. We do not maintain long-term agreements with any of them. If important manufacturing equipment were to malfunction, we would, at a minimum, experience delays in the shipment of our products and could be required to find another equipment manufacturer. Delays in shipment could result in the loss of customers and reductions in our revenues.

         We may rely on third party manufacturers for certain components of our products. Risks associated with our potential dependence upon third party manufacturing relationships include:

         o Reduced control over delivery schedules o Lack of quality assurance
         o     Poor  manufacturing  yields  and  high  costs
         o     Potential  inadequate capacity during periods of excess demand
         o     Potential misappropriation of our intellectual property.

         We do not know if we will be able to enter into third party manufacturing contracts on favorable terms, if at all, or that our current or future third party manufacturers will meet our requirements for quality, quantity or timeliness.

We depend on our relationship with Molex

         We have entered into certain agreements with Molex under which, among other things, we are to jointly develop certain products. The agreements with Molex contain certain restrictions on our ability to sell our products and grant to Molex preferential rights to acquire our products at favorable prices. See "Business-Material Agreements - Agreements with Molex."

There will be a small number of customers for our products

         For the foreseeable future, we intend to market our products to only a limited number of leading original equipment manufacturer (OEM) customers. We will rely on our OEM customers to develop their own systems, creating demand for our products. OEM customers may be expected to exert considerable leverage in negotiating purchases from us. The telecommunications equipment industry, a principal industry customer, is dominated by a small number of large companies with few optical components suppliers. Existing suppliers could exert pressure to keep out new entrants.

The market for our products is very competitive; our competition may be able to more effectively develop and market their products.

         The photonics industry is highly competitive and is marked by rapid technological change and product obsolescence. We expect such conditions to continue.

         Our competitors include large companies that have substantially greater financial, technical, marketing, distribution and other resources, broader product lines, greater name recognition and longer standing relationships with customers than we do. Our competitors include both companies already manufacturing large volumes of products based on established technologies, as well as companies selling emerging technological solutions. Potential competitors could also include our own customers, which may decide to manufacture products competitive with ours, rather than purchasing our products. Potential competitors may develop technology and products comparable or superior to ours.


We do not know if we can effectively manage the growth of our business.

         Our success will depend on the expansion of our operations and the effective management of growth, which will place a significant strain on our management, operations and financial resources. In particular, once we begin volume assembly of our products, our operations are anticipated to expand substantially. We must hire and train additional engineering, manufacturing, marketing, sales, administrative and management personnel, and buy additional equipment, facilities, information technology and other infrastructure. We must also continue to develop our management, operational and financial systems, procedures and controls. Because we have had no history with the assembly, marketing or sale of our products in large quantities, we do not know if we will be able to expand our business rapidly enough or adequately manage this growth. If we do not accurately predict demand for our products, we may have too much or too little production capacity. If we overestimate demand, we may incur fixed production expenses that are excessive.


We are dependent on key personnel; we need to attract, train and retain additional qualified personnel.

         Our success will depend to a significant degree upon the continued services of key management, technical, and scientific personnel, including Dr.
S. Iraj Najafi, our President and Chief Executive Officer, Dr. Mark Andrews, our Chief Technical Officer, and Dr. Chia-Yen Li, our Chief Operating Officer. We do not currently maintain key-man life insurance on any of our personnel.

         Our success will also depend on our ability to attract, train and retain additional management and other highly skilled personnel. Currently, we are seeking to hire skilled engineers for our assembly process. Our competitors for qualified personnel are often long-established, highly profitable companies and the process of hiring qualified personnel is often lengthy. Our management and other employees may voluntarily leave us at any time.


We lack sales and marketing history and may not be able to retain qualified salespeople.

         We have no history in marketing, selling and distributing our products. Our future profitability will depend on our ability to develop an effective sales force. Competition for employees with sales and marketing experience is intense. We do not know if we will be able to attract and retain qualified salespeople or if we can build an effective sales and marketing organization.


We are subject to additional risks related to international sales and operations

         We expect that international sales will account for a significant portion of our total revenues. International sales and operations are subject to a number of risks, including:

         o     Imposition of government controls

         o     Export license requirements
         o     Restrictions on the export of critical technology
         o     Political and economic instability or conflicts
         o     Trade restrictions, changes in tariffs and taxes
         o     Challenges to patents and other intellectual property rights
         o     Difficulties in staffing and managing international operations
         o     Problems in establishing or managing distributor relationships
         o     General economic conditions.

         In addition, as we expand our international operations, we may be required to invoice our sales in local currencies, the value of which may fluctuate in relation to the Canadian and U.S. dollars.


We lack patent protection of our products.

         The patent positions of technology companies, including ours, are uncertain and involve complex legal and factual questions. In addition, the coverage claimed in a patent application can be significantly reduced before a patent is issued. We do not know if our patent applications will result in patents being issued or that any patents issued to us will provide protection against competing technologies or will be held valid if challenged. Others may independently develop products similar to ours or design around or otherwise avoid patents issued to us.

         Others may assert claims against us that will result in litigation. Litigation, regardless of its outcome, would result in significant cost to us, as well as diversion of management time. If we were to infringe upon a valid patent, we might have to change our products or obtain licenses from the patent owners. We do not know if such licenses would be available on terms favorable to us or that we would be successful in any attempt to change our products or processes to avoid infringement. In addition, we could be liable for significant monetary damages.

         We also rely on trade secret and copyright law and employee and third-party nondisclosure agreements to protect our intellectual property rights. We can not be sure whether agreements and measures will provide meaningful protection of our trade secrets, copyrights, know-how or other proprietary information in the event of infringement by others or that others will not independently develop similar technologies.

         The laws of certain foreign countries do not protect our intellectual property rights to the same extent as do the laws of the United States. Our intellectual property may be at additional risk in such markets.


We must comply with environmental regulations, which could be costly.

         Our operations and assembly processes are subject to certain federal, provincial and local environmental protection laws and regulations. These relate to our use, handling, storage, discharge and disposal of certain hazardous materials and wastes, the pre-treatment and discharge of process waste waters and the control of process air pollutants. We have put into place procedures to comply with these laws and regulations. We also have safety programs, including training of personnel on safe storage and handling of hazardous materials and wastes. We believe that we are in compliance in all material respects with applicable environmental regulations. Environmental laws and regulations, however, may become more stringent over time. If we fail to comply with either present or future regulations, we may have significant expenses and may be subject to fines and production halts.

                           Corporate Governance Risks

We are controlled by insiders, which may prevent a change of control or other corporate transactions.

         As of the date hereof, our management, Molex, Polyvalor and McGill University collectively own in excess of 50% of our outstanding common stock. Together, they determine the composition of the Board of Directors and will be able to determine the outcome of corporate actions requiring stockholder approval. This ability may have the effect of delaying or preventing a change in control that may be favorable to other stockholders or causing a change of control that may not be favorable to other stockholders.

         Under the agreements with Molex, Molex will acquire the non-exclusive right to manufacture and sell certain jointly developed optical chip products in the event we have a change in control. Molex also has rights of first refusal with respect to any sale of stock by certain of our stockholders. Such rights of Molex may have the effect of delaying or preventing a change in control that may be favorable to stockholders other than Molex.


Certain provisions of our corporate documents and state law may prevent or hinder a change of control.

         Certain provisions of our certificate of incorporation and by-laws and of Delaware law could make it more difficult for another party to acquire us or discourage another party from attempting to acquire us. For example, our certificate of incorporation and by-laws permit us to issue preferred stock with rights senior to the common stock in respect of voting and dividend rights and rights upon liquidation without any further vote or action by stockholders, and provide for a classified board of directors. Although we have no present plans to issue preferred stock, the issuance of preferred stock could have the effect of delaying, deterring or preventing a change of control and could make it more difficult for holders of our common stock to take certain corporate actions, including the replacement of incumbent directors. Additionally, any such preferred stock may have preference over and harm the rights of the holders of common stock.


We have a significant number of outstanding warrants and options, which could adversely affect the price of our common stock and our ability to sell additional common stock.

         As of August 31, 2000, we had outstanding options to purchase a total of 3,312,650 shares of common stock at a weighted average exercise price of US$14.73 per share and outstanding warrants to purchase an aggregate of 933,211 shares of our common stock at a weighted average exercise price of US$4.68 per share. We also have outstanding warrants to purchase an aggregate of 5,000,800 shares of common stock, subject to certain anti-dilution provisions, at a price to be determined in the future. The $35,000,000 five-year convertible notes issued in July 2000 are also convertible into a maximum of 5,000,000 shares of common stock. The exercise of outstanding options and warrants and the conversion of outstanding notes will dilute the then current stockholders' ownership of common stock. Sales in the public market of common stock acquired upon such exercise of options and warrants and conversion of notes could depress the price of our common stock. The holders of options, warrants and convertible notes can be expected to exercise or convert them at a time when we would be able to sell common stock on terms more favorable than those provided by such options, warrants and convertible notes. This may adversely affect our ability to sell common stock.

                                   Other Risks

We do not pay dividends

         We have never paid any dividends on our common stock. We do not anticipate paying such dividends in the foreseeable future. We will use any future earnings to finance our growth.


The market price of our common stock may increase or decrease significantly.

         The market price of our common stock has both increased and decreased significantly. Such market price could be subject to significant future changes in response to various factors and events including:

         o The depth and liquidity of the trading market for the common stock o Quarter-to-quarter variations in our operating results
         o The correlation of operating results with the expectations of stockholders and the investment community
         o     The introduction of our products
         o     Conditions in our industry.

         In addition, from time to time, the public markets, and in particular the shares of high technology companies, have experienced broad price and volume fluctuations that often have been unrelated to the operating performance of issuers.


                           FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "believe," "anticipate," "estimate," "expect" or words of similar import identify these forward-looking statements. These forward-looking statements are contained principally under the headings "Summary," Risk Factors," "Management's Discussion and Analysis to Financial Condition and Results of Operations" and "Business." Although we have based these forward-looking statements on reasonable assumptions, these may not prove to be correct. Because these forward- looking statements are subject to certain risks and uncertainties, actual results may differ materially from the expectations expressed by such forward-looking statements. Important factors that may cause actual results to differ materially from the expectations reflected in the forward-looking statements include those set forth below, as well as:

         o     general economic, business and market conditions
         o     customer acceptance of new products
         o the occurrence or nonoccurrence of circumstances beyond our control.


         All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                                 USE OF PROCEEDS

         The selling stockholders will receive all of the proceeds from the sale of the shares of common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares of the common stock by the selling stockholders.

                                 DIVIDEND POLICY

         We have not paid and do not intend to pay cash dividends on our common stock. We currently intend to reinvest earnings, if any, in the development and expansion of our business. The declaration of dividends in the future will be at the election of our board of directors and will depend upon our earnings, capital requirements and financial position, general economic conditions and other relevant factors.

               MARKET PRICE OF THE REGISTRANT'S COMMON EQUITY AND
                           RELATED STOCKHOLDER MATTERS

         Our common stock has been traded on The Nasdaq National Market under the symbol "LUMM" since April 13, 2000. From July 27, 1998 (the day on which trading in the common stock commenced) through January 19, 2000, the common stock was quoted on the OTC Bulletin Board. From January 20, 2000 to March 9, 2000, pending the effectiveness of our registration statement on Form 10, trading in our common stock was reported by the National Quotation Bureau in the pink sheets. From March 9, 2000 through April 12, 2000, our common stock was quoted on the OTC Bulletin Board. The following table sets out the high and low bid prices of the common stock during the periods indicated based on a calendar year presentation. Such prices through April 12, 2000 reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.


                                                   High            Low
1998

Third Quarter (from July 27th)..............      $4.00           $0.63

Fourth Quarter..............................      $1.50           $0.25

1999

First Quarter...............................      $1.56           $0.25

Second Quarter..............................      $3.50           $0.44

Third Quarter...............................      $14.25          $1.63

Fourth Quarter..............................      $49.00          $3.50

2000

First Quarter...............................      $51.00         $14.16

Second Quarter..............................      $28.00          $9.13

Third Quarter (through September 6th).......      $28.50         $14.50

         On September 6, 2000, the last reported sale price of the common stock on The Nasdaq National Market was $21.25 per share.

                             SELECTED FINANCIAL DATA

         The following selected financial data are taken from our financial statements included elsewhere in this prospectus and are qualified by reference to and should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. Our financial statements as of and for the fiscal year ended June 30, 2000, June 30, 1999 and December 31, 1998 have been audited by KPMG LLP, Montreal, Canada, independent certified public accountants. Unless otherwise indicated, all dollar amounts in this prospectus are expressed in United States dollars. We changed our fiscal year end to June 30, effective in 1999. The amounts reported and reflected below for fiscal year 1999 are for the six-month period ended June 30, 1999.


                          December 31,                          June 30,
                              1998        June 30, 1999           2000          June 30, 2000
                              ----        -------------           ----          -------------

                                         (in Canadian dollars)                  (in U.S. dollars)
Current Assets             $552,912          $2,044,584         $6,058,929        $4,097,745

Capital Assets                    -           1,492,495          4,602,682         3,112,865

Total Assets                553,155           3,547,080         12,199,898         8,250,978

Liabilities                 119,349           1,002,582          1,606,715         1,086,645

Stockholders'               433,806           2,544,498         10,314,497         6,975,853
  Equity


                          From Inception       Six Months       Fiscal Year       Fiscal Year
                          to December 31,         Ended           Ended              Ended
                              1998           June 30, 1999    June 30, 2000      June 30, 2000
                              ----           -------------    -------------      -------------

                                        (in Canadian dollars)                   (in U.S. dollars)
Research and
  Development
  Expenditures (1)          $12,291           $162,370      $218,968,358        $148,091,681

General and
Administrative (2)          290,435            569,507         4,913,579           3,323,130

Other Income
  (Loss)                     15,217            (17,674)          319,823             216,301

Net Loss                    287,509            749,551       223,562,114         151,198,510

Loss Per Share (2)            $0.03              $0.04             $8.80               $5.95


-----------------------------

(1) Amounts shown are net of tax credits and grants and include non-cash expenses resulting from the issuance of common stock upon exercise of the Molex services warrant.

(2) Includes depreciation of US$604,369 (CDN$893,620) for the year ended June 30, 2000 and none before.

(3) As of December 31, 1998, June 30, 1999 and June 30, 2000, we had 16,455,000, 20,215,000 and 32,970,039 issued and outstanding shares, respectively. We have never paid dividends on our common stock.

         At December 31, 1998, June 30, 1999 and June 30, 2000, the exchange rate between the Canadian dollar and the U.S. dollar were CDN$1.533, CDN$1.472 and CDN$1.4786 to US$1.00, respectively, based on the rate as of each date issued by the Bank of Canada.

Currency Exchange Rates

         All dollar amounts stated in this prospectus are in U.S. dollars, except where otherwise specifically indicated. The following table sets forth, for the dates indicated, the rates at the specific date for the Canadian dollar per one U.S. dollar, each expressed in Canadian dollars and based on the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York:


                                       Fiscal Year Ended June 30

                                   1998          1999          2000

Rate at end of period             1.4717        1.5070        1.4798

Average rate during the           1.4178        1.5105        1.4732
period

High of the period                1.4721        1.5770        1.5079

Low for the period                1.3690        1.4512        1.4350

         On August 31, 2000, the noon buying rate in the New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York was CDN$1.4720 = US$1.00.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         From inception (March 2, 1998) to December 31, 1998, our activities were mainly oriented to our organization. In 1999, we changed our fiscal year end to June 30, so information for the year ended June 30, 1999 reflects a six-month period. During that period, highlights of the activities are represented by certain financial arrangements entered into in connection with the construction of the pilot plant and the acquisition of related capital assets. This management's discussion and analysis focuses on the fiscal year ended June 30, 2000 compared to the period from inception to June 30, 1999.

Results of Operations

         We are a development stage company that has not realized any revenues from operations.

         Research and development expenses in 2000, net of tax credits and grants, were US$148,091,681 (CDN$218,968,358). Of these costs, US$147,003,070
(CDN$217,358,739) are non-cash expenses resulting from the issuance of common stock issued in consideration of certain services rendered by Molex under the terms of a teaming agreement. In connection with such agreement, we issued to Molex an aggregate of 5,800,000 shares of Common Stock upon the exercise of the Molex services warrant. These expenses were recorded at the average monthly market price of the shares issued during the period in which the services were rendered. The services warrant was exercised in full as of June 30, 2000.

         Research and development expenditures, other than those recorded under the Molex services warrant, net of tax credits and grants, were US$1,088,611 (CDN$1,609,619) during the twelve-month period ended June 30, 2000, compared to US$118,655 (CDN$174,661) for the period from inception to June 30, 1999, an increase of US$969,956 (CDN$1,434,958). From inception to June 30, 1999, we incurred little research and development expenses because we were not yet engaged in full operations. At June 30, 2000, we had an existing operation consisting of a sizeable research and development group, a facility and an expansion project underway. During the year ended June 30, 2000, we designed new DWDM and WWDM products, developed materials and processes and produced prototype devices.

         General and administrative expenses were US$2,718,761 (CDN$4,019,959) in 2000, compared to US$584,200 (CDN$859,942) for the period from inception to June 30, 1999, an increase of US$2,134,561 (CDN$3,160,017). The charges for the period from inception to June 30, 1999, consist mainly of salaries as a result of the increased number of administrative personnel and related expenses to manage our expansion project and the increase in activities resulting from such project. During 2000, we built a corporate structure consisting of teams in corporate finance, research and development, manufacturing, business development and corporate development.

         Other income, net of interest expense, consisting of interest on cash and term deposits and gain on foreign exchange, earned during the year ended June 30, 2000 amounted to US$216,301 (CDN$319,823) compared to a loss of US$1,669 (CDN$2,457) for the period from inception to June 30, 1999, an increase of US$217,970 (CDN$322,280). The increase is due to the fact that we had more cash on hand during fiscal 2000 than in the preceding period as a result of capital raised through private placements and the exercise of warrants and options and because of a favorable variation in the exchange rate between the Canadian and the US dollar.

         As a result of the above, our overall loss for the year ended June 30, 2000 amounted to US$151,198,510 (CDN$223,562,114) or US$5.95 (CDN$8.80) per
share, compared to US$704,524 (CDN$1,037,060) for the period from inception to June 30, 1999.

Financial Condition, Liquidity and Capital Resources

         From our inception to June 30, 1999, we had been engaged in capital raising, developmental and organizational activities and construction of our pilot plant. During the year ended June 30, 2000, we made significant investments in staffing and equipment. These investments and costs have been financed mainly through proceeds of private placements, the exercise of warrants issued in such private placements and the exercise of options. In 2000, we realized net proceeds of US$9,213,670 (CDN$13,623,333) from these sources.

         In July 1999, we issued 960,000 units at a price of US$1.00 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share at a price of US$1.50 per share before June 2001.

         In September 1999, we issued 407,000 additional units at a price of US$4.00 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share at a price of US$6.00 per share before September 2000. Of these warrants, 125,000 were exercised in October 1999.

         In September 1999, we issued 400,000 additional units to holders of the convertible notes issued in March 1999 upon the full conversion of their notes. Each unit comprised one share of common stock and one warrant for the purchase of one additional share at a price of US$0.90 per share before September 30, 2001. We issued an additional 30,000 units for US$15,000 (CDN$22,179) to the underwriter who had placed the securities upon conversion of the notes into units. The warrants included in the units issued to the underwriter were exercised in December 1999 for proceeds of US$27,000 (CDN$39,922).

         In November 1999, we issued 21,500 units at a price of US$7.00 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share at a price of US$9.00 per share before September 30, 2000.

         In November 1999, we issued 10,000 additional units at a price of US$10.50 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share at a price of US$15.50 per share before October 31, 2000.

         In November 1999, Molex exercised warrants issued to it in June 1999 to acquire 1,666,667 shares at a price of US$0.90 per share for total proceeds of US$1,500,000 (CDN$2,217,900).

         In January 2000, we issued 86,022 additional units at a price of US$23.25 per unit for a total consideration of US$2,000,000 (CDN$2,957,200). Each unit comprised one share of common stock and one half of a common share purchase warrant per share of common stock purchased. Each of these warrants can be exercised to acquire one half share of common stock at a price of US$30.00 per share before December 7, 2000.

         The second closing under the stock purchase agreement with Molex, which was subject to our proving out our technology and our ability to manufacture and deliver certain devices, took place in March 2000 and resulted in the issuance of 1,500,000 shares of common stock for cash consideration of US$750,000 (CDN$1,108,950).

         Options to acquire a total of 742,850 shares were exercised during the twelve-month period ended June 30, 2000 for total proceeds of US$742,850 (CDN$1,098,378).

         Additionally, warrants to acquire a total of 2,747,667 shares (including 1,666,667 shares issued to Molex upon exercise of its warrants) were exercised in the twelve-month period ended June 30, 2000 for total proceeds of US$3,348,000 (CDN$4,950,352).

         The funds raised through the above financing activities have been partially offset by operating activities amounting to US$3,641,421 (CDN$5,384,204). The Company has disbursed US$1,974,110 (CDN$2,918,919) in property and equipment during the twelve-month period ended June 30, 2000 and made deposits of US$1,031,495 (CDN$1,525,168) on lease agreement and equipment ordered.

         At June 30, 2000, we had cash on hand of US$761,113 (CDN$1,125,382). In addition, we had US$2,907,891 (CDN$4,299,608) in term deposits with maturity dates no later than August 23, 2000 and with no restriction in their use. At June 30, 2000, the market value approximated the carrying value.

         The above balances in cash and term deposits, along with proceeds from a financing of a US$35,000,000 (CDN$51,751,000) five-year convertible note on July 25, 2000 should, in management's estimation, be sufficient to meet our financial needs until at least December 31, 2001, excluding unforeseen significant capital expenditures. We had no financial obligations of significance at June 30, 2000 other than operating lease commitments for our


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

existing premises and equipment, and employment agreements. Minimum lease payments under operating lease agreements for premises and equipment for the next twelve months amount to US$661,773 (CDN$978,497).

         We do not believe that inflation has had a significant impact on our results of operations.

Subsequent Event

         On July 25,  2000,  we sold  US$35,000,000  (CDN$51,751,000)  aggregate principal amount of convertible notes due July 25, 2005 to two institutional investors.

Functional Currency

         Because the Canadian dollar is primary in the economic environment in which we operate, the Canadian dollar is its functional currency. Accordingly, amounts presented in U.S. dollars are provided for convenience of reference only and are based on the closing exchange rate at December 31, 1998, June 30, 1999 and June 30, 2000, which were CDN$1.533, CDN$1.472 and CDN $1.4786 per U.S. dollar, respectively. The rate stated is from the Bank of Canada for each respective date.

                                    BUSINESS

Overview

         We are a development stage company that designs and develops products related to the Dense Wavelength Division Multiplexing (DWDM) market and other optical or photonic segments of the global telecommunications and data communications optical networking markets. DWDM is a technology that permits a user to send multiple sources of information and data at the same time over a single optic fiber. DWDM allows network operators to remove an entire class of equipment in their emerging, high-capacity, data-backbone networks. We are developing and manufacturing devices for use in the DWDM market under a teaming agreement with Molex Incorporated.

         Our plan of operations for fiscal year 2001 to finalize the development of our 8, 16 and 32 channel DWDM devices and to bring them to market. We will focus product development on four aspects:


         o defining processing steps and conditions (wafer coating, photolithography, etc.) for DWDM devices
         o readying automation equipment for manufacturing of these devices in our new manufacturing facility
         o     setting quality control criteria for our processes and operations
         o upgrading our on-site DWDM packaging and fiber pigtailing capability for our optical chips.

         We plan to finalize the construction of the clean room in our new manufacturing facility, with the capacity of producing up to 500 devices per day in 2001 and up to 1,000 units per day in 2002, increase our work force to approximately 175 persons to fully staff this facility and launch marketing activities for our DWDM products. As a development stage company, we have not generated product revenues to date and do not anticipate generating product revenues until 2001.

         Service providers like AT&T and MCI WorldCom are creating fiber optic networks to transmit large quantities of data and information at high speeds to meet demand for such uses as the Internet, e-mail and electronic commerce. Such service providers desire to increase the capacity of their networks to carry and deliver more information at high speeds without the additional costs of installing new fiber optic cable. DWDM products allow providers to greatly increase their information carrying capacity on existing fiber at significantly lower cost. Existing DWDM products use the following technologies: thin film filters (thin filters), fiber Bragg gratings (Bragg gratings) or array waveguides (AWG).

         DWDM is a technology that allows multiple wavelengths of light (the information carrier) to be transported on a single fiber optical strand, increasing the carrying capacity of optical fiber and transmitting information at the speed of light. The multiplexing component of the DWDM allows different wavelengths of light (that is, different colors or channels of information) to be added to the optical fiber, which means more (denser)


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

channels or communication pathways can be added to existing optical fiber for simultaneous transport. To date, the solution to resolve capacity constraint has been to add or lay additional fiber in the ground or to use one of three kinds of DWDM devices presently available. The devices can be circuits that have been etched into chips (AWG), thin filters or Bragg gratings. Using DWDM technologies to add capacity is significantly less costly than installing new fiber in the ground, which installation includes costs associated with construction, purchases of rights of way, work and regulatory permits and weather delays.

         We make DWDM products in the form of an AWG "optical chip" on silicon through a patented sol-gel manufacturing process. We acquired its rights to the sol-gel process under a license agreement with Ecole Polytechnique and McGill University. To our knowledge, there are no other manufacturers of DWDM products on silicon using a sol-gel manufacturing process. We have chosen an optical chip form for our product development because we believe that our licensed process will allow us to provide high volume and high quality DWDM devices. These devices will address market demand that cannot be fully served by other devices manufactured with competing technologies.

         We believe this because:

         (1) the sol-gel process requires a lower capital investment in equipment, because there is no need for vacuum thin film deposition and vacuum coating technology
         (2) making the AWG chip requires less manual labor (piece-work assembly)
         (3) the optical chip manufacturing process requires fewer steps, reducing the likelihood of manufacturing defects
         (4) as the optical chip's channel count grows, cost does not increase proportionally.

         We have focused on developing and producing DWDM devices and products because we believe that DWDM technology offers a bandwidth solution to a potentially large market, the telecommunications market. The telecommunications market includes long distance, metropolitan, and access. Bandwidth or information carrying capacity is critical in each segment. DWDM is in a nascent stage for the metropolitan and access markets.

Industry Background

         Survey data on the size of the global and North American DWDM markets vary from source to source. What is common to all surveys is the fact that the DWDM market is large and growing at a compound annual growth rate of approximately 50%. The U.S. market for DWDM systems in 1995 stood at approximately US$50 million. According to Laser Focus World, the North American DWDM market reached US$1.3 billion and the global market for DWDM systems grew to US$2.2 billion in 1998.

         Communications Industry Researchers, Inc., an industry authority, reported that DWDM and related optical technologies will grow to a market of US$7.6 billion by 2003. Manufacturers of DWDM systems that use DWDM devices include:

         o     Lucent Technologies, Inc.
         o     Ciena Corp.
         o     Alcatel
         o     Cisco
         o     Nortel Networks Corp.
         o     NEC
         o     Fujitsu.

         Several of these systems manufacturers (Lucent, Ciena, Alcatel, and NEC) also manufacture DWDM products. Other DWDM component suppliers include:

         o     JDS-Uniphase Corp.
         o     Gould, Instruments SA
         o     Corning OCA
         o     Ditech Communications Corp.


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

         o     DiCon
         o     Sumitomo
         o     Bosch.

         Large companies like AT&T Corp. and MCI WorldCom Inc. are part of the DWDM market. AT&T has used equipment supplied by Lucent Technologies, while MCI has used DWDM equipment supplied by Hitachi Ltd. and Nortel.

Unprecedented Growth of Information Traffic

         The telecommunications industry has experienced the shift in traffic from voice to data-dominated.

         Computers increasingly process and send more information across networks with greater speed and in greater quantity than the quantity for which voice-centered networks were designed. New data-handling protocols have been introduced to handle data more efficiently. New data communications equipment has been designed and created to route and switch data transmission at very high speeds.

         The popularity and increased usage of the Internet, new users and applications are putting pressure on the existing network capacity and performance of service providers. Service providers are continually in need of network improvements and increases in their available bandwidth in order to stay competitive. They are looking for ways to optimize their investment in their existing network and a low cost solution to increase capacity. Optical fiber networks are widely deployed by telecommunications service providers for domestic and international carriage. Recent increases in information traffic, growing competition and increased demand for reliability at lower cost have required carriers to enhance the service they provide. Part of the solution has been the deployment of DWDM systems.

         The flow of traffic has also increased by the growing capacity and processing speed of data communications equipment, like asynchronous transfer mode (ATM) switches and internet protocol (IP) routers and the development of high bandwidth network access technologies, such as cable modems, hybrid fiber coaxial architectures and digital subscriber lines. According to Ryan, Hankin & Kent, a leading market researcher, Internet traffic will increase from 350,000 tera bytes per month at the end of 1999 to over 15 million tera bytes per month in 2003.

Competition

         Widespread telecommunications industry deregulation in the United States has resulted in increased competition among service providers. Some industry analysts believe this has increased the need for greater bandwidth capacity on networks. As carriers seek to differentiate themselves from competitors, they have emphasized high capacity technology to sell their services.


Reliability

         Consumers and generators of information are becoming more dependent on network reliability. End-users are less and less tolerant of service interruptions. Network carriers have responded by introducing fiber optic networks that can overcome cable cuts or other equipment failure between two points. These networks frequently utilize a "ring architecture" in which routes are linked in a ring configuration, permitting rerouting of traffic along the reverse path of the ring in the event of a service interruption caused by a fiber optic cable cut or other equipment failure. Ring architectures require twice the fiber capacity of non-ring systems. These system designs therefore place greater bandwidth demand on existing fiber networks.


Other capacity drivers

         Other capacity drivers on fiber optic networks include technologies such as digital subscriber lines (DSL). DSL promises higher access speeds to residences and businesses. With potential speeds in excess of a megabit, this


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

is expected to continue to impose additional strain (demand for bandwidth) on the optical network backbone. According to W. Carter, an industry analyst, such constraints can be resolved by utilizing DWDM technology.


PHASIC(TM)  Process

         Our patented manufacturing process is called PHASIC(TM). PHASIC(TM) stands for Photonic Hybrid Active Silica Integrated Circuit, which refers to the materials and processes we use to produce our devices in the form of an integrated optical circuit on silicon microchips similar to those used in computers. For DWDM devices, the optical circuit consists of a collection of micron size array waveguide gratings (AWG) that have been arranged to combine (multiplex) or separate (demultiplex) light at the telecommunications wavelength near 1.55 microns. More specifically, we use hybrid glasses for making our AWG and a simplified manufacturing process for creating our optical circuits on silicon. The "hybrid glass" (a glass-polymer solution) can be used to print (through light) circuits on chips without the costly vacuum etching process and the use of manual labor for assembly of micro-optic devices. We expect to be the first to commercialize hybrid glasses for use in integrated optics.

         The optical chip contains an optical circuit analogous to the micro-electronic circuit that is produced on silicon microchips used in computers. Optical circuits can be made with 4, 8, 16, 32, 40, 64 and more channels to transport different optical signals (light) carried at different wavelengths. Light signals are combined and separated on the optical chip by taking advantage of the differences in the length of the individual waveguides in the AWG. These path differences translate into optical phase differences. This means that light of a given wavelength (a given optical channel) can be combined with others for input to an optical fiber (multiplexing). With the same device, light can also be separated for output to individual optical fibers (demultiplexing). This technology simplifies the process while providing a product and technology that can be adapted to the industry's changing needs.


Plan of Operations

         Our plan of operations for fiscal year 2001 is to get our plant and volume production up and running in order to produce 8, 16, 32 and 40 channel DWDM devices and bring them to market. Volume production will be realized by:

         o completing the construction of our facility and setting up our manufacturing infrastructures
         o defining processing sequences and conditions (wafer coating, photolithography, etc.) that distinguish fabrication of devices
         o     increasing   staffing  and  investing  in  the  training  of  our
               employees
         o implementing a framework for quality control and reliability testing
         o     expanding our DWDM packaging and fiber pigtailing capability
         o     broadening  our product  portfolio
         o     securing our supply chain.


Research and Development

         Research and development activities for fiscal year 2001 will be centered on finalizing the packaging of our DWDM products and optimizing our manufacturing processes. We will also focus on developing new products that we judge to be of value to the photonics market.


Manufacturing

         At the end of June 2000, we moved our headquarters to a site located in Ville St-Laurent, a suburb of Montreal, Canada. The 53,427 square-foot facility has a 34,400 square foot manufacturing facility that features materials preparation, fabrication, packaging, optical test and quality control facilities for our DWDM products. We have commenced the internal construction of the production facility, consisting of cleanrooms and associated


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



laboratories, and have ordered the required manufacturing equipment. Our existing R&D facility, located in Dorval, Quebec, will be used for prototyping once the Ville St. Laurent facility is operational.


Employee Growth

         We currently have 90 employees. Over the past 12 months, we have increased our corporate division to seven persons. The existing R&D division of 27 meets current requirements and will be increased at a measured pace as we identify new requirements. Most of our personnel growth will be within the operations division, which must increase its manufacturing component of approximately 75 hourly employees and 25 specialists/technicians in order to meet the current sales forecasts for fiscal 2001 and first quarter of fiscal 2002. Headcount growth thereafter will depend on volume requirements and will primarily focus on hourly employees. Most of the manufacturing employees that we will hire will be fully trained in a few months. We intend to increase the remainder of our administrative staff by 35 persons within marketing and sales, engineering, accounting and administrative staff. Combined with the employees remaining at the Dorval pilot facility, the total employee count is anticipated to be in the range of 225 employees by the end of fiscal 2001.


Business Strategy

         We believe that there is a substantial market for our devices for DWDM systems. This market may be best supplied using AWG, which provides high channel counts in a single compact device.

         Optical chips in AWG format are currently used in DWDM systems. Companies that produce the AWG format are PIRI (a subsidiary of JDS Uniphase), Kymata, Siemens and us. These AWG devices perform in a similar way. However, DWDM devices can differ both in composition and method of fabrication depending on how they are processed. AWG DWDM devices made by PIRI, Kymata and Siemens use a high temperature (greater than 1,000(degree)C) vacuum deposition process called "flame hydrolysis deposition" (FHD). This method of manufacturing optical chips uses a repetition of step by step processing to achieve final composition of a device.

         The AWG DWDM devices that we produce differ in composition and method of fabrication. Our AWG devices are made of hybrid sol-gel glass. They are made by spin- or dip coating of fluids and at temperatures about 1,000(0)C lower than those used in FHD. The devices are created by photolithography directly in the hybrid sol-gel glass avoiding vacuum film deposition, and they have optical properties that can be changed over a broader range than those provided by commercial forms of FHD. The latter difference allows us to make smaller DWDM devices (measuring less than 5 cm x 5 cm) than those produced by FHD. Smaller devices permit manufacturers of DWDM systems to make more compact products so their systems can be deployed in locations where space is limited, providing greater design flexibility. The materials and method of fabrication that we use also allow us to make AWG devices more simply (through a simplified process), using less equipment, faster and in larger quantities per unit of processing time than FHD component manufacturers. We believe, at present, that no other manufacturer utilizes the sol-gel method in the commercial production of optic devices for use in the DWDM market.

         Our goal is to provide high quality, cost effective and high volume DWDM devices. We developed our PHASIC(TM) process because we believe that high volume manufacturing methods similar to those used by the microelectronics manufacturing industry are necessary to meet telecommunications customer demands for high volume and reliability. We believe that our materials, design tools and process give us a technological edge that will allow us to improve yield in optical chip production.

         We have begun producing and testing a limited number of product devices with the intention to market 4, 8, 16, 32 and 40 DWDM product. In addition, we intend to offer services based on our capability to design new customized DWDM devices according to specific client needs. These needs may include, among others, channel count, channel spacing, central wavelength and optical loss characteristics. Because our DWDM is created on a silicon substrate, there is the potential for product enhancement by combining other features such as lasers, on the same silicon substrate.

         Our products will address existing demand and create conditions for expanded use of our devices by using our technology and expertise to develop products for specific client needs. For example, we are presently targeting an existing DWDM market that has for the most part, very specific needs. Because we manufacture our DWDM devices from platform technology, we can use similar materials and processes to produce both devices related generally to the DWDM industry and optical internetworking and customized devices for the DWDM industry. Examples include optical chips for selectively adding or dropping wavelengths (channels) and optical cross-connects.

         The platform technology allows us to expand from our DWDM chip into new kinds of optical chip products. We believe that customers may favorably view the idea of having optical devices that are all related to one another through a common (generic) technology. Photonics is a nascent industry and we believe that it will be necessary to work with customers closely to meet their specific needs. In such a competitive industry, we face many risks, including market acceptance of our products and our ability to adapt our products to technological change.

         To implement our strategy, we intend to :

         o        Establish Technology Leadership

         There are three primary multiplexer component technologies currently used in DWDMs: thin film filters, fiber Bragg gratings and array waveguides
(AWG). According to a report in Laser Focus World Supplement, "WDM Solutions," in 1998, thin filters held a 26% share of the DWDM market, AWG had a 47% share of the DWDM market and Bragg gratings had a 19% market share. Within the industry, AWG technology currently provides the least costly manufacturing alternative to expanding existing capacity over that of thin filter and Bragg gratings technology.

         In existing AWG technology, a "flame hydrolysis deposition" (FHD) method is used to manufacture DWDM components and devices. This method employs a hydrogen-oxygen nozzle flame to burn the desired combinations of gases of silicon tetrachloride, phosphorous oxychlorides, chlorides of phosphorous, boron or germanium, for example, that may be transported by a gas like argon to a heated silicon wafer surface. Combustion of the gases produces a glass soot on the surface of a silicon substrate. The soot is melted and consolidated at high temperature (greater than 1,000(degree)C) in a lengthy thermal process. The procedure is repeated at least three times to achieve the final composition. The second coating step is usually followed by a series of coating and vacuum etching steps used to create the AWG component. In some cases, a thin section of polymer (a half wave plate) is inserted into the array waveguide section to desensitize the device to the polarization state of the light.

         Thin filters use one-millimeter square glass windows coated with multi-layers of metal oxide. This layered structure is used to pass through some wavelengths of light and reflect others in transferring information or data. These windows act as an optical filter when many are assembled together with lenses and appropriate input and output filters. Then, together they can selectively separate wavelengths of light for transmission of information. In this way, the thin filter device acts in the same capacity as a mutliplexer device.

         Bragg gratings act as micro optical filters. The grating spacing is selected in such a way that it allows some wavelengths of light to pass through the filter and reflects other wavelengths of light. When Bragg gratings are created in optical fiber and fibers are assembled together in a structure like an interferometer, the Bragg gratings assembly acts in the same capacity as a multiplexer device.

         We believe  that the  following  three  variables,  discussed in detail
below,   will   determine  the  relative   successes  of  the  above   competing
technologies:

         o        Chip manufacturing cost per channel
         o        Size of the  optical  component
         o        Suitability to high volume manufacture.

         We believe that our products, which are based on AWG technology, will enjoy an advantage in each case.

         Chip Manufacturing Cost Per Channel. In AWG technology, cost does not scale with an increase in the number of channels per chip because all channels are created simultaneously or in parallel. There is little increase in the cost of manufacturing an 8-channel, 16-channel or other channel AWG DWDM chip because the circuits and optical channels are all created in the same step. In contrast, in thin filter and Bragg gratings technologies, additional channels must be added sequentially (one at a time), increasing the complexity of the task and adding time and cost to the process. Thus, the current manufacturing cost per channel is lower for AWG technology than for the thin filter and Bragg gratings technologies. The cost of making an AWG DWDM component will depend on the method and materials used. Our products are distinguishable from those of our AWG competitors in their composition and method of fabrication. We believe that our simple one-mask manufacturing process should be cost effective and will be suitable for high volume and high yield manufacturing.

         Size of Optical Components. AWG technology products are significantly smaller than those produced by competing technologies. This may prove an advantage where space is at a premium.

         Suitability to High Volume Manufacture. Our manufacturing process is simpler, because the complexity of the process does not increase linearly with an increase in the number of channels per chip, as is the case with competing technologies. We anticipate that as optical chip technology matures, customer demand and competition will drive down the price of chips. Our low temperature manufacturing process, which distinguishes it from other producers utilizing the AWG technology, should permit lower cost production and higher product yield.

         Our AWG DWDM devices differ from other waveguide DWDM devices in composition and method of fabrication. Our AWG devices are made from different materials (our hybrid glass) and through a different method of fabrication (our low temperature sol-gel process). The use of hybrid glass and the sol-gel processing gives us the advantage of being able to use spin-coating and dip-coating manufacturing methods to cover silicon wafers rather than vacuum deposition techniques. Our hybrid glasses are made at temperatures about 1,000(degree)C lower than those used in FHD chip production. This gives us an energy saving advantage and provides a greater choice in the range of substrates e.g., glass, plastic that might be used in the future to support DWDM devices and future product development. Our DWDM optical chips are created by photolithography directly in the hybrid glass. This avoids complex post-processing sequences in which chemical resists and masks must be used in conjunction with vacuum reactive ion etching methods to create the AWG for the DWDM. The properties of the hybrid glass materials can be altered so that the glasses have properties that are more like those of plastics or inorganic glasses or properties that are intermediate between plastics and glasses. This permits hybrid glasses to be adapted into more commercially usable and compact or miniature forms than those produced by FHD. Smaller DWDM devices also permit manufacturers of DWDM systems to make more compact products.

         o        Leverage  Existing  Customer   Relationship  and  Develop  New
                  Relationships

         In May 1999, we entered into a teaming agreement with Molex, a global manufacturer of electronic, electrical and fiber optic interconnection products and systems. The teaming agreement was amended in March 2000. Under the teaming agreement, we agreed with Molex to jointly develop 8, 16 and 32-channel DWDM products for sale to Molex and distribution and marketing by Molex to other customers. Subject to testing of our technology and proof of our manufacturing capability, Molex is committed to purchase 400 units per month for the first 12 months, and has the option to purchase 50% of our DWDM production. This arrangement should provide a firm customer base for our early production. We also propose to establish relationships with telecommunications equipment manufacturers and with manufacturers in other industries with potential applications for its devices.

         o        Target Long Distance, Metropolitan Area and Access Markets

         We believe that much of the potential expansion of the markets for our products will occur not in long distance telecommunications, but in new markets, such as metropolitan area, local area and office environments. This is a result of technological advances and the potential to reduce manufacturing costs. We have chosen to target these market segments for DWDM technology because combined, they are anticipated by Pioneer Consulting, an industry authority, to account for market growth from US $200 million in 1998 to approximately US$1 billion in 2003.

         o        Expand Manufacturing Capability

         Our prospective customers are expected to require high volumes of products manufactured to high quality standards at gradually decreasing prices. We are currently expanding beyond our existing Research and Development facility in Dorval to a full scale manufacturing facility in Ville Saint-Laurent, with a production capability of 500 devices per day. We are finalizing the completion of the 34,400 square foot manufacturing facility in order to begin production in 2001.


Technology and Products

         We use a solution or liquid sol-gel process to produce our DWDM optical devices. Sol-gel processing converts molecules of silicon-containing compounds into a network of glasses. We produce our glass at temperatures below 200(0)C, which is considerably lower than the temperatures otherwise used in the FHD process. We believe we are the only producer of compact AWG DWDM devices using a low temperature sol-gel process for its hybrid glass on silicon. The licensed low-temperature sol-gel process allows films of glass to be dip-coated or spin-coated onto silicon substrates in large quantities and at greater speed than vacuum coating. We use conventional photolithography (also known as photo-microlithography), which is a method to "print" optical circuits and devices directly into its hybrid glasses. The glass also contains a second monomer (an organic component) that can be polymerized when it is exposed to light in the ultra-violet end of the spectrum. Polymerization creates the optical AWG that comprises the DWDM technology. A pattern of the AWG is made by projecting an image of the pattern, exposing a patterned mask (an optical mask) to ultra-violet light. The light passes through the patterned openings of the mask and "writes" or "projects" the image directly into the micron-thin hybrid glass film on a silicon substrate. The procedure is similar to the way photographs are printed in a darkroom.

Platform Material Technology

         Our licensed "hybrid glass" technology combines the features of inorganic silica glass and organic polymeric materials in a single matrix (material glass platform), which we refer to as our platform technology. The "hybrid glass" provides a more flexible material for use in the design, fabrication and manufacturing of devices, resulting in greater adaptability and increased options within the performance of a DWDM system. This technology permits the manufacture of customized devices to meet a customer's specific needs. DWDM devices may be required to meet certain performance standards established by regulatory groups. Our DWDM technology can be adapted to meet such performance standards.

         We believe we are the only producer to introduce a sol-gel technology for integrated optics that combines both polymer and glass material platforms in a single material base for integrated optics devices on silicon. We use polymer photolithographic manufacturing methods that have been long accepted by the semiconductor and microelectronics industries that we adapted to produce hybrid silica glass integrated optics devices. Based on our own experience in the research and development of the platform technology, we believe that we have a two-to three-year lead-time over the industry competition that may arise in the production of optical chips from hybrid glasses. The materials used to formulate the hybrid glasses are custom designed and readily available "off-the-shelf" products supplied by well-known manufacturers like Dow Corning, Aldrich Chemical and Ciba Specialty Chemicals Ltd. Because the quantity of material used to make a device is very small (the films are less than 20 microns thick), the cost of the materials is less than 5% of the total cost of the DWDM product, making the material cost-competitive with silica or polymers. Additionally, the methodology used to manufacture such products avoids complex and costly processing and etching sequences, thereby reducing production costs. Through the use of the platform technology, we will, in the future, be able to target products for a customer's product line by supplying a variety of valuable customized products. For example, in the photonic circuit market, we can market our products to meet the broadest possible range of applications. These applications might call for material properties very similar to those of glass. Alternatively, these applications might require material properties similar to those of organic polymers. Neither polymers nor silica alone are as flexible or adaptable as a hybrid glass. Further, other target products that could be produced and utilized in the telecommunications long-haul networks are optical add-drop multiplexers, optical cross connects and photonic switches, which can create more transparent all-optical networks and replace many synchronous optical network (SONET) sub-systems. We believe that the relative simplicity of


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


our PHASIC(TM) process, using hybrid glasses, will enable us to fabricate optical chips across the broadest range of photonic market opportunities in high volume.

Technological Leadership

         We have assembled a team of scientists, engineers and technologists with broad expertise in materials formulation, photonic device design, hybrid glass integrated optics circuit fabrication, product definition and industrial process engineering. This team has pioneered the development of "photonic chips on silicon" based on proprietary formulations of hybrid glasses and the creation of software design tools and processing our knowledge. Our technical structure comprises software development/optical circuit design, materials formulation and process engineering. This should allow us to evolve as a significant provider of integrated optics products to the photonic industry, including local area networks and future home network applications.

         We have also created a technical advisory board to advise us on photonic market trends and technology and to assist in the development of an optical information technology "roadmap" for our benefit. This board consists of three external scientists with extensive experience and expertise in the industry.

Advanced Software Design Tools

         We use both proprietary and industry standard design tools to create our DWDM devices. We have developed in-house theories and software algorithms for creating product designs such as our complex AWG for DWDM. We are unaware of any commercially available design packages that compete with our software capability. Whether or not other entities have developed software design tools of quality competitive with ours should have no impact on our business, which uses our software in a manner uniquely adapted to the photonic materials and processes we have developed. We have also obtained licenses for industry standard computer aided design (CAD) and beam propagation method (BPM) software to model or design selected performance features of simpler devices, such as couplers and splitters.

         We have built a library of design tools and designed elements that can be used in modular form to assemble more complex device structures (multi-functional devices on a chip). Our technical marketing and design application engineers have a broad knowledge of integrated optics device systems design (architectures) and their integration in subsystems and systems. With such expertise, we will be able to develop photonic chip products that are flexible, modular and designed to be deployed in existing and future networks and for use in modern data and telecommunications equipment. This modular approach facilitates the re-use of complex functional DWDM devices in new and customized designs, reducing our DWDM product development cycles. We believe that a large library of complex functions is required to compete effectively in the market, especially in terms of cost and length of development cycles.


Manufacturing

         We have commenced the manufacture of our prototype devices in our custom-designed pilot microfabrication facility located at Dorval, Quebec. The capacity of this facility is 20 DWDM chips per day. As of August 2000, we have not sold a finished product in the open market. The current generation of chips is being used for development and test phases. This includes the development of solutions for pigtailing optical fiber to the DWDM chips, and for hermetic, semi-hermetic and non-hermetic packaging.

         We rely largely on our own processes for the manufacture of our products. In order to meet the projected demand for high volume, low cost photonic chip production, we will be required to equip and staff a full scale production facility. We are in the process of completing construction of our new manufacturing facility in Ville St.-Laurent. We anticipate developing a manufacturing capacity to 500 devices per day in 2001 and 1,000 per day in 2002 in the new facility.

Proprietary Rights

         Our future success and ability to compete are dependent, in part, upon our licensed and owned technology. We rely in part on patent, trade secret, trademark and copyright law to protect our intellectual property. We are the licensee of three patent applications under the terms of a license agreement with Polyvalor and McGill University expires in October 2017. These three patent applications are:

         1. Title: "Solvent-assisted lithographic process using photosensitive sol-gel derived glass for depositing ridge waveguides on silicon"
                  Use: Intellectual property relating to our sol-gel process used to make our optical circuit devices on a broad range of substrates, including silicon through simplified photolithographic processes and wet etching techniques, which is fundamental to the success of our manufacturing process.
                  Country: United States
                  Assignee: McGill University
                  Status: Allowed and issued as patent No. 6,054,253 on April 25, 2000.

         2. Title: "Solvent-assisted lithographic process using photosensitive sol-gel derived glass for depositing ridge waveguides on silicon"
                  Use: Intellectual property relating to our sol-gel process used to make our optical circuit devices on a broad range of substrates, including silicon through simplified photolithographic processes and wet etching techniques, which is fundamental to the success of our manufacturing process.
                  Country: Canada
                  Assignee: None
                  Status: Pending. The next step in this patent application is to file the request for examination.

         3. Title: "Self-processing of diffractive optical components in hybrid sol-gel glasses"
                  Use: Intellectual property used to make diffraction gratings in hybrid glass without the need for device development steps, which is not material to our present manufacture of products, but is relevant and being sought for later generation products planned for production.
                  Country: United States
                  Assignee: None
                  Status: Pending Provisional: the patent application is pending but is incomplete and the priority date for filing the complete patent application in the United States and for extending the patent application in other countries is October 26, 2000. We are presently in the process of finalizing the application.

We have also filed the following patent applications:

         4.       Title: "On-substrate cleaving of sol-gel waveguide"

                  Use: Intellectual property used to make optical coupling between glass fiber and optical circuit device waveguides, which is not material to our present production of products, but is relevant and being sought for later generation products planned for production.
                  Country: United States
                  Owner: Co-ownership between Lumenon and Paul Coudray
                  Status: Pending: the patent was filed on July 1st 1999 and is awaiting review and comments from the examiner. The priority date for filing of the patent application in other countries was July 1, 2000.

         5.       Title: "Sol gel film coating process using chilled solution"

                  Use: Intellectual property used to make a sol gel film where the thickness and roughness of resulting film are improved by dispensing a chilled sol gel solution instead of conventionally dispensing such a sol gel at room temperature. We presently use this technology in our manufacturing process.

                  Country: Canada

                  Status: Pending Informal: the patent application is pending but is informal and the priority date for filing the complete patent application in Canada and for extending the patent application in other countries is July 28, 2001.

         6. Title: "Flattening the response of a planar wavelength division multiplexer using a Y-junction"
                  Use: Intellectual property used to flatten the response of a planar wavelength division multiplexer through a Y-junction. We presently use this technology in its manufacturing process.
                  Country: Canada
                  Status: Pending Informal: the patent application is pending but is informal and the priority date for filing the complete patent application in Canada and for extending the patent application in other countries is August 4, 2001.

         There can be no assurance that any patents will be issued under our current or future patent applications or that any issued patents will not be invalidated, circumvented, challenged or licensed to others. In addition, there can be no assurance that the rights granted under any such patents will provide competitive advantages to us. There can be no assurance that any patents issued to us will be adequate to safeguard and maintain our proprietary rights, to deter misappropriation or to prevent an unauthorized third party from copying our technology, designing around the patents owned by us or otherwise obtaining and using our products, designs or other information. In addition, there can be no assurance that others will not develop technologies that are similar or superior to our technology.

         We also rely on confidentiality agreements to protect its proprietary rights. It is our policy to require employees and consultants and, when possible, suppliers, to execute confidentiality agreements upon the commencement of their relationships with us. Litigation may be necessary to enforce our intellectual property rights and to protect our trade secrets, and there can be no assurance that such efforts will be successful. Our inability to protect its proprietary rights effectively would have a material adverse effect on our business, financial condition and results of operations.

         Many participants in the photonics and related communications industries have a significant number of patents and have frequently demonstrated a readiness to commence litigation based on allegations of patent and other intellectual property infringement. Although we are not aware of any claim of infringement or misappropriation against us, there can be no assurance that third parties will not assert such claims in the future with respect to our current or future products. We expect that companies will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlaps. Responding to such claims, regardless of merit, could cause product shipment delays or require us to enter into royalty or licensing arrangements. Any such claims could also lead to time-consuming, protracted and costly litigation that would require significant expenditures of time, capital and other resources by us and its management. Moreover, no assurance can be given that any necessary royalty or licensing agreement will be available or that, if available, such agreement could be obtained on commercially reasonable terms.


Material Agreements

Agreements with Molex

         On May 19 and June 21, 1999, we entered into several agreements with Molex (NASDAQ: MOLX), based in Lisle, Illinois. Molex is a 60-year-old global manufacturer of electronic, electrical and fiber optic interconnection products and systems, switches, value-added assemblies and application tooling. The Molex agreements include a teaming agreement, a stock purchase agreement, a stock restriction agreement and a registration rights agreement. The teaming agreement was amended on March 3, 2000.

         Under the teaming agreement, as amended, we agreed with Molex to jointly develop 8, 16 and 32-channel DWDM products for use in the DWDM market and other photonics markets. Subject to our testing and proving our technology and our ability to manufacture and deliver certain devices, Molex is committed to purchase our entire DWDM production for the first 12 months of production, up to 400 units per month. Molex also has the option to buy 50% of our remaining chip production. After the first 12-month period, Molex will have the option to purchase


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


50% of our DWDM production for the succeeding three-year period. Any product sold by us to Molex will be priced at our gross cost. In addition, Molex will pay to us 30% of the profits obtained on final products built from the chips supplied, 50% of the profits from sales of functionally unmodified packaged products and 30% of the profits from sales of other final products. We are free to package and sell any remaining products, with all profits going to us. However, we cannot sell unpackaged chips for telecommunication applications, except for special order or exploratory purposes, without written agreement from Molex. In the event we are unable to supply Molex on a timely basis with a commercially reasonable quantity of the devices (which may trigger termination of the teaming agreement) or in the event we have a change of control, Molex has the non-exclusive right to manufacture all components of the devices in return for a royalty equal to 50% of the profits from sales of functionally unmodified packaged products and 30% of the profits from sales of other final products.

         Under the stock purchase agreement, Molex agreed to purchase 3,000,000 shares of our common stock at a price of US$0.50 per share in two stages. The first closing was held on June 21, 1999 for 1,500,000 shares of common stock and the second closing was held in March 2000 for an additional 1,500,000 shares of common stock. We also issued to Molex a warrant to purchase 1,666,667 additional shares of common stock at a price of US$0.90 per share, which was exercised on November 15, 1999.

         In addition, we issued Molex a services common stock purchase warrant (the services warrant) to receive 5,800,000 additional shares of common stock in exchange for certain services to be rendered by Molex to us under the teaming agreement as part of the development of our technology. These shares were issued in 2000 as Molex performed services.

         Under the stock restriction agreement, certain stockholders have agreed not to sell their respective shares of our common stock to a competitor of Molex without Molex's prior consent. This agreement includes a right of first refusal and certain preemptive rights in favor of Molex, except that we can, without Molex's consent, issue up to 6,000,000 units (comprising one share of common stock and a warrant for the purchase of one share of common stock at a price of not less than US$0.90 per share) at a price not less than US$0.50 per unit to raise capital within the 24-month period ending in June 2001. The stock restriction agreement also requires the consent of Molex for certain extraordinary actions relating to our governance and our operations. Certain rights or restrictions contained in the stock restriction agreement terminate upon completion of a public sale or a public offering, as described in the agreement. The stock restriction agreement will also terminate if the teaming agreement is terminated.

         The net proceeds of the issuances of stock to Molex were added to our working capital and are being used in part to accelerate the commercialization of our DWDM products.


Agreement with Polyvalor and McGill University

         We entered into a license agreement with Polyvalor, a Canadian limited partnership, as represented by its General Partner, Polyvalor Inc. and McGill University (together, Polyvalor and McGill University are referred to as the Licensor) pursuant to which we acquired the right to produce, sell, distribute and promote products derived from using the patents and know-how (as such terms are described in the license agreement) of the licensor subject only to the license granted to QPS Technology Inc. in May 1998. To date, QPS Technology Inc. has not demonstrated any desire or capability to utilize its license for production of any related technology or products. These patents and know-how are based on the work of Dr. Iraj Najafi at Ecole Polytechnique and Dr. Mark Andrews at McGill University and their respective team of collaborators. We will pay a royalty of 5% on gross sales, up to a maximum cumulative amount of US$2,367,104 (CDN$3,500,000) to the licensor until October 2017 at which time the license agreement will expire. We do not believe that the rights granted to us under the license agreement will be of significant value after that date. If this is not the case, we would seek to extend the term of the license agreement. Polyvalor is a company created by Ecole Polytechnique for the purpose of commercializing the technology in which Polytechnique has an interest.

         In connection with the license agreement, we issued to each of McGill University and Polyvalor 750,000 shares of our common stock and granted them jointly the right to nominate one director to our board of directors.




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
Agreement with Polaroid

         We entered into an agreement dated July 21, 2000 with Polaroid Corporation for the irrevocable non-exclusive license of certain patents held by Polaroid in connection with AWG. We agreed to pay to Polaroid an initial licensing fee of US $395,000 (CDN$584,047). In addition, we will pay royalties on the net selling price of our products, at an annual rate of 5% for aggregate net selling prices of US$5 million, 3.5% for aggregate net selling prices over five and up to US$40 million, and 1.75% for aggregate net selling prices over US$40 million, for each year of the agreement.

Convertible Note Financing

         On July 25,  2000,  we sold  US$35,000,000  (CDN$51,751,000)  aggregate principal amount of convertible notes due July 25, 2005 to two institutional investors. The notes bear interest at rate of 7 1/2% per annum, which is payable upon the earlier to occur of the repayment or conversion of the notes. The notes are convertible from and after issuance into shares of common stock at a price equal to the average of the closing bid prices of our common stock for the five consecutive trading days ending immediately prior to conversion, but in no event less than US$7.00 nor more than US$25.00 per share (unless a default under the notes has occurred). Commencing 30 months after the issuance of the notes, we may require their conversion provided that (i) the volume weighted average price for our common stock for any 40 consecutive trading days equals or exceeds $50.00, (ii) the average trading volume of our common stock during such 40 consecutive trading days equals or exceeds 120,000 shares per day, (iii) the shares of common stock issuable upon conversion of the notes are authorized and reserved for issuance, registered for resale and eligible to be traded on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market and (iv) there is not an uncured event of default under the notes. The notes provide for various events of default, which would entitle their holders to require the immediate repayment of the notes, together with an additional default amount. The amount payable upon an event of default would be equal to the greater of (i) 115% of aggregate principal amount of the notes plus all accrued and unpaid dividends on the notes and (ii) the quotient of (a) the aggregate principal amount of the notes plus all accrued and unpaid dividends on the notes divided by (b) the conversion price on the date we receive notice of the default multiplied by the highest closing bid price of our common stock during the period beginning on the date we receive notice of the default and ending the date preceding the payment of the default amount. Such events of default include our failure to pay the principal amount of the notes or accrued interest on the notes for five trading days after the due date, our failure to make any payment with respect to any indebtedness greater than $100,000 to a third party, our default under any agreement that would materially adversely effect us, the suspension of our common stock from trading for an aggregate of 10 trading days in any nine month period, the failure to have the registration statement of which this prospectus forms a part declared effective by April 21, 2001, the suspension of such effectiveness for more than 30 days, our failure to remove restrictive legends from the certificates for the common stock, our indication to any holder of the notes that we do not intend to issue shares of common stock upon conversion of the notes, our breach of any material term of the notes or the other agreements entered into in connection with the notes, the institution of bankruptcy proceedings, and the failure to have the stock purchase agreement approved by stockholders by December 31, 2000. The holders of the notes may also require their repayment, together with an additional redemption amount (calculated as described above for an event of default), upon certain extraordinary events, such as the sale or disposition of all or substantially all of our assets, a merger or consolidation where we are not the surviving entity and the acquisition of at least 50% of the voting power of common stock owned by one person, entity or group (other than our current majority holders).

         The proceeds of sale of the notes are being used in part to complete the buildout of our new manufacturing facility in Ville Saint-Laurent. Such proceeds will also be used to pursue our overall growth strategy and to finance our research and development program.

         In connection with the financing, we issued to the purchasers five year warrants to purchase an aggregate of 5,000,800 shares of common stock, vesting 18 months after issuance, based upon the volume weighted average price of the common stock during the five consecutive trading days preceding vesting. If the volume weighted average price is equal to or less than US$30.00, then the exercise price will be US$10.00. If the volume weighted average price is greater than US$30.00, but less than US$70.00, then the exercise price will be the sum of US$10.00, plus one-half of the excess over US$30.00. If the volume weighted average price is more than US$70.00, then the exercise price will be US$30.00. The number of shares of common stock issuable upon exercise of the warrants and the exercise price of the warrants are subject to adjustment upon the occurrence of certain dilutive issuances of our securities, including the issuance of convertible securities at a conversion/exercise price that is less than the then current market price, stock splits, stock dividends and other recapitalizations. In addition, upon a consolidation, merger or sale in which we are not the surviving entity, we must require that our successor will assume our obligations under the warrants. If we declare or make any distribution of assets or rights to acquire shares to our stockholders, the holders of the warrants, upon exercise thereof, will be entitled to receive the amount of such assets or rights as if such holder had been a holder of common stock on the date of such distribution. In the event of a default under the notes or in certain other of our obligations to the purchasers, vesting of the warrants may be accelerated.

         We agreed with the purchasers of the notes that for a period of 180 days after the issuance of the notes, we would not, without the prior consent of the purchasers, obtain additional equity or equity-linked financing and that for a further period of 180 days, should we propose to engage in any equity or equity-linked financing, we would offer the purchasers the opportunity to provide such financing upon the terms and conditions proposed. Such agreement is not applicable to business combinations or firm commitment public offerings. We also agreed to submit for the approval of our stockholders prior to November 30, 2000 the agreements under which the notes and warrants were issued.

         We also agreed with the purchasers to register for resale under the Securities Act of 1933, as amended, 8,800,000 shares of common stock issuable upon conversion of the notes and exercise of the warrants. The registration of such shares is covered by the registration statement of which this prospectus forms a part.

Customer Relations

         In addition to the relationship created under the Molex agreements, we will need to work in close association with DWDM system manufacturers. Examples of these manufacturers are Nortel Networks, Cisco, Alcatel, Lucent Technologies, and Ciena. We believe that it will be important to our success to work with customers directly to meet performance requirements in the design of our DWDM products and devices throughout the entire life cycle of our products. This will allow us to foster a strong commitment to service, and to gain insights into our customers' future plans and needs, identify emerging industry trends and consequently deliver high-performance, cost-effective products with wide market appeal.


Competition

         There are several competitors producing DWDM products in the market. We believe that we will distinguish ourselves from the competition by producing DWDMs in high volume, while retaining high performance standards. Manufacturers of DWDM systems that may use AWG devices include Lucent Technologies, Ciena, Alcatel, Cisco, Nortel, NEC and Fujitsu. Several of these systems manufacturers (Lucent, Ciena, Alcatel, and NEC) also manufacture DWDM products. Other DWDM component suppliers include, but are not limited to, JDS-Uniphase, Gould, Instruments SA, Corning OCA, Ditech, DiCon, Sumitomo, Bosch Kymata Ltd., Lightwave Microsystems Corp. (LMC) and Bookham Technology Limited. We believe that we can compete effectively because we will be capable of manufacturing our products in high volumes and in a cost effective manner. We have developed materials and processes that use volume coating and optical circuit fabrication processes that we believe are simpler than those of our competitors. The photonic chip approach we adopted offers the advantage of compactness at the larger channel counts since there is no need to cascade. Our compact devices will allow manufacturers of DWDM systems more flexibility with the design of more compact products. Moreover, we believe that our platform technology will allow us to produce a broader range of products in the photonic components markets related to optical networking than that of other competitors. This broader range of products may include photonic chips that can be used for interconnection, power division and combination in personal computers, where price sensitivity is an issue. We believe that we are in a strong position to become a technological leader in the industry by introducing our new processes and by defining industry standards for volume photonic chip manufacturing through our low-temperature, low cost processing of compact chips and our customization of products.

         We  expect   competition  to  increase  in  the  future  from  existing competitors and from companies that may enter our existing or future markets, with similar or substitute solutions that may be less costly or provide better performance or features than our products. To be successful in the future, we must continue to respond promptly and effectively to changing customer performance, feature and pricing requirements, technological change and competitors' innovations. We are reliant upon our licensed sol-gel manufacturing process under the terms of our license agreement Polyvalor and McGill University.

         The photonics industry has been marked by the emergence of start-up companies offering products at the component, sub-system and systems levels. Larger companies have been aggressive in acquiring start-ups for preferred competitive technological edge, to circumvent issues of increasing technological complexity and to accelerate time-to-market product introduction, avoiding the cost and delay that would otherwise be inherent in in-house development. To date, no acquisition offers have been made to us nor do we anticipate any to be made in the foreseeable future. Our success will depend on our customers' acceptance of outsourcing as an alternative to in-house development by larger companies. Many of our potential customers have substantial technological capabilities and financial resources. These customers may currently be developing, or may in the future decide to develop or acquire, products or technologies that are similar to or may be substituted for our products, which may diminish purchases of our products.

         A number of our current and potential competitors have longer operating histories, greater name recognition, access to larger customer bases and significantly greater financial, technical, marketing and other resources than us. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products. In addition, current and potential competitors may determine, for strategic reasons, to consolidate, to lower the price of their products substantially or to bundle their products with other products. Current and potential competitors have established or may establish financial or strategic relationships among themselves or with existing or potential customers, resellers or other third parties. Accordingly, it is possible that new competitors or alliances among competitors could emerge and rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margins and loss of market share.

         We believe that our ability to compete successfully depends on a number of factors, both within and outside of our control. Such factors include the price, performance and quality of our and our competitors' products, the timing and success of new product and feature introductions by us, our customers and our competitors, the emergence of new standards in the optical communications industry, the development of technical innovations, the availability of raw materials, the efficiency of production, the rate at which our customers design our products into their products, the number and nature of our competitors in a given market, the assertion of intellectual property rights and general market and economic conditions.


Sales, Marketing and Technical Support

         We are party to an agreement with Molex that reserves most of our first year of production for Molex and also provides us with access to Molex's global distribution network. This reliance on Molex poses an operating risk to us. In the event that this relationship changes and Molex is not able to provide us access to Molex's distribution network, we will be selling our products directly through our in house selling and marketing. We plan to develop an international network that would include offices in North America, Europe and Asia-Pacific.

         We presently promote our developing product line in trade journals to generate advance interest. Over the next 12 months, we will hire additional internal marketing and sales personnel to assist with our efforts.

         We believe that providing our clients with comprehensive product service and support is critical to maintaining a competitive position in the optical communications market. Our practice will be to work closely with our customers to monitor the performance of our product designs and to provide application design support and assistance. We will also provide a valuable technical resource for consulting on photonic component trends and implementations. Technical data will be provided to customers through our applications engineers, technical marketing and factory applications engineers and, if necessary, product designers and architects or system designers. Local field support will be provided in person or by telephone.

         We intend to provide support at crucial stages of product development. During the design phase, we may sell software simulation models of each photonic component or device, to allow customers to simulate the performance of the product in their entire system before committing to it. In the future, we may also offer a line of evaluation modules, which are subsystems that are representative of a typical customer design. These modules would enable customers to evaluate the device, as well as hardware design and software development functions, without significant development effort on their part, thereby facilitating rapid time-to-market. We believe that close contact with these customers will allow us to tailor our products to the market and technical needs defined by key OEMs. Understanding our customers' particular problem will enable us to design and develop solutions in our next generation of products.


History of the Company

         Our principal place of business is located in the Montreal suburb of Ville Saint Laurent. We were incorporated in the state of Delaware in February 1996 under the name of WWV Development, Inc. In July 1998, under an acquisition plan, we acquired all of the issued and outstanding shares of LILT Canada, Inc., a Canadian corporation ("LILT") founded in March 1998 by Professor S. Iraj Najafi of the Ecole Polytechnique, Montreal (an engineering school), and Professor Mark P. Andrews of McGill University, Montreal. Upon consummation of the acquisition plan, we changed our name from WWV Development, Inc. to Lumenon Innovative Lightwave Technology, Inc. As consideration for such acquisition, we issued 12,200,000 shares of common stock to the shareholders of LILT, which resulted in a change in control. Under applicable accounting rules and policies, LILT is deemed the acquiring corporation and the financial information contained in this prospectus is that of LILT, as consolidated with Lumenon.

Properties

         Our corporate and technical headquarters are located in Ville Saint-Laurent, near Montreal, Canada in a facility of approximately 53,000 square feet. Approximately 64% of the space will be occupied by our cleanroom and manufacturing areas and the remainder by our offices.

         The lease for our Ville St. Laurent facility is for a period of twelve years ending in July 31 2012, with annual rent in the amount of US$7.10 (CDN$10.50) net per square foot, or US$379,483 (CDN$561,103) in the aggregate for each of the first six years. After the first six years, the annual rent will increase to US$426,612 (US$630,789). Operating expenses for the facility, which include all expenses incurred by the landlord in connection with the operation, maintenance, repair and replacement of the exterior of the facility, all insurance with respect to the facility, the land and auxiliary structures and improvements on the land, are estimated to be US$2.84 (CDN$4.20) per square foot for the first year and US$151,762 (CDN$224,396) in the aggregate. We have the option to renew the lease for an additional period of five years at a rate equal to the then current market price for comparable space. The construction of the building was completed in July 2000. We are currently completing the internal construction of the production facility, including the clean rooms and associated laboratories and installing manufacturing equipment. We anticipate that the production facility should be operational at the rate of 500 units per day in 2001. We expect to add additional equipment and staff to this facility to bring this facility to its full capacity of 1,000 units per day by 2002.

         Our Dorval facility has an existing capacity of 20 units per day and will be used to manufacture products until the Ville Saint-Laurent facility is operational. Once the Ville Saint-Laurent facility is operational, we intend to reconfigure the Dorval facility as an R&D facility with an ancillary production capability. The lease for the Dorval facility is for a period of five years ending in January 2004, with annual rent in the amount of US$3.10 (CDN$4.59) net per square foot, or US$22,193 (CDN$32,814) in the aggregate. We estimate taxes and expenses to be US$1.26 (CDN$1.87) per square foot per year and US$9,042 (CDN $13,369) in the aggregate. We have the option to renew the lease for an additional period of five years at a rate equal to the then current market price for comparable space in the same building. As of June 30, 2000, we had spent US$287,788 (CDN$425,523) on leasehold improvements to construct and equip the Dorval facility.

         We believe that the Ville Saint-Laurent and Dorval facilities will be adequate for our business as is proposed to be conducted until at least the Spring of 2002.

Legal Proceedings

         We are not currently involved in any material legal proceedings. From time to time, however, we may be subject to claims and lawsuits arising in the normal course of business.

                                   MANAGEMENT

         Our directors and executive officers and their positions with us are as follows:




Name                         Age   Position
----                         ---   --------
Dr. S. Iraj Najafi           46    Director,   Chief   Executive   Officer  and
                                   President

Dr. Mark P. Andrews          48    Director,  Vice  President,  Chief Technical
                                   Officer and Secretary

Dr. Anthony L. Moretti       48    Director

Denis N. Beaudry             56    Director

Pierre-Paul Allard           40    Director

Guy Brunet                   48    Director

Gilles Marcotte              61    Director

Pierre-Andre Roy             59    Director

Dr. Chia-Yen Li              38    Chief Operating Officer

Vincent Belanger             33    Vice  President Finance  and Chief Financial
                                   Officer

Reginald J.N. Ross           39    Vice President of Corporate Development

         Dr. Iraj Najafi joined us in July 1998 as Director, President and Chief Executive Officer. He was a co-founder of LILT Canada Inc., a wholly-owned subsidiary of Lumenon in 1998, with Dr. Mark Andrews. Dr. Najafi received B.Sc and M.Sc. Degrees in physics from Shiraz University and a Ph.D. in Physics from the Ecole Centrale in Paris. After two years of postdoctoral research at the University of Florida, Gainesville, Dr. Najafi joined the Department of Electrical Engineering at the Ecole Polytechnique in Montreal in 1986, as a researcher and subsequently as professor, where he developed an international reputation as a pioneer in glass integrated optics. He also founded the Photonics Research Group at the Ecole Polytechnique. Dr. Najafi has co-authored more than 300 articles, patents, book chapters and books and taken a leadership role in over 25 international conferences. He has been a guest editor for Applied Optics and associate editor of Optical Engineering. Dr. Najafi is a member of the International Society for Optical Engineering (SPIE) and has been elected a Fellow of the SPIE. Dr. Najafi is on leave from Ecole Polytechnique until January 2001. He may extend his leave for an additional two years.

         Dr. Mark P. Andrews joined us in July 1998 as Director, Vice President, Chief Technical Officer and Secretary. He was a co-founder of LILT Canada Inc. Dr. Andrews received his Ph.D. in physical inorganic chemistry from the University of Toronto. In 1984, Dr. Andrews joined the staff of AT&T Bell Laboratories (now Lucent Technologies) as a Principal Investigator in the Materials Research Division where his research focused on the study of non-linear optical properties of polymer composites. In 1990, he joined the Department of Chemistry at McGill University, where he developed new photonic glasses and polymers. Dr. Andrews has been an Assistant Professor and currently is an Associate Professor at McGill University, from which he took a leave of absence from commencing February 1, 2000 in order to devote all of his time to the growth of the Company. He is a member of the Materials Research Society and the International Society for Optical Engineers (SPIE).

         Dr. Anthony L. Moretti became a Director in December 1999. Dr. Moretti has been employed in various executive capacities with Molex Fiber Optics Inc., Chicago, Illinois, since 1997. He is currently Director-Optoelectronic Development, Molex Fiber Optics Inc, a subsidiary of Molex. Prior to working at Molex,

Dr. Moretti worked as an independent consultant for high tech companies from 1994 to 1997 and prior thereto was the Technical Director of Amoco Corporation's research laboratory, which designed and developed optical AWG devices.

         Mr. Denis N. Beaudry became a Director in June 1999. Mr. Beaudry is President of Polyvalor, Montreal, Quebec, Canada, a limited partnership formed by the Ecole Polytechnique for the purpose of commercializing its intellectual property. Since 1984, he has occupied the position of Director of the Centre de Developpement Technologique of the Ecole Polytechnique whose sphere of activities includes technology transfer, licensing of technology and software, joint creation with private industry of laboratories and research centers, strategic alliances, research partnerships, industrial chairs and the emergence of high technology enterprises. In 1998, he joined Polyvalor as President and General Manager. His role consists of enhancing the value of research results for commercial use by means of start-up of high-tech companies in which Polyvalor holds a participation or interest. Mr. Beaudry was President of the Quebec Association of University Research Directors in 1992, and is at present a member of the Board of Directors of the Centre des Technologies Textiles, the College Rosemont, the Corporation de Financement de l'Institut de Cardiologie de Montreal, the Centre de Technologies du Gaz Naturel, the Corporation Commerciale de Materiaux Composites, the Centre de Developpement Rapide de Produits et de Procedes, and the firms Sinlab Inc., BioSyntech Inc., a biopharmaceutical company, Phytobiotech Inc., Polyplan Inc., Odotech Inc. and COESI Inc.

         Mr. Pierre-Paul Allard became a Director in December 1999. Mr. Allard is General Manager of Cisco Systems, Canada, a subsidiary of Cisco Systems Inc., an Internet infrastructure firm. Mr. Allard has been employed in various executive capacities with Cisco since 1993.

         Dr. Chia-Yen Li joined us in August 1999 as Chief Operating Officer. Dr. Li received his Ph.D. in Materials Science and Engineering from the University of California in Los Angeles (UCLA). Dr. Li has 10 years of experience in the development of sol-gel materials for photonics. From August 1994 to August 1995, Dr. Li was a Visiting Scholar at the Optical Services Center of the University of Arizona where he conducted research on integrated optical devices and materials on a short-term basis. From August 1995 to July 1997, Dr. Li was a Staff Scientist at NZ Applied Technologies, researching federally funded projects relating to photonics materials and devices. From July 1997 until joining us, Dr. Li was a Senior Scientist at MicroTouch Systems Incorporated, which is a supplier of touch and pen sensitive input systems, including touchscreens and electronic whiteboards. Dr. Li was in charge of designing and implementing manufacturing processes on behalf of MicroTouch.

         Mr. Vincent Belanger joined us in June 1999 as Chief Financial Officer and Treasurer. He was elected to the additional office of Vice President Finance in August 2000. Mr. Belanger is a chartered accountant. From 1989 until September 1998, Mr. Belanger was employed in the corporate finance department of KPMG LLP, one of the world's leading professional advisory firms, in Montreal. From September 1998 until joining the Company, Mr. Belanger was employed as Vice President Finances and Corporate Controller of Viper International Holdings Ltd., a holding company established for the purpose of making acquisitions.

         Mr. Reginald Ross joined us in November 1999 as the Vice President of Corporate Development and Chief of Strategic Operations. Mr. Ross has a B.Eng (Electrical) from Royal Military College of Canada and is both a Professional Engineer (Ontario) and a Certified Project Management Professional. Mr. Ross has a history of over 20 years in information technology project and program management both within the industry and the Department of National Defense of Canada. From September 1999 through December 1999, Mr. Ross was an independent consultant assisting companies in the information technology industry, focusing on optics and photonics. From June 1999 to September 1999, he was Chief Executive Officer and President of Fiberview Technologies Limited, a company producing optical systems devices; from August 1998 to May 1999, Mr. Ross was Program Manager for SpaceBridge Networks Corporation, a company providing broadband satellite communications systems; and prior to August 1998, Mr. Ross was a communications officer in the Department of National Defense retiring at the rank of Major. Through his recent experience as a consultant and executive, Mr. Ross also brings considerable expertise in strategic analysis, planning and executive management within the high-tech start-up environment.

         Mr. Pierre-Andre Roy became a Director in May 2000. Mr. Roy studied Administration and Accounting at Laval University (Quebec City) and at Ecole des Hautes Etudes Commerciales (Montreal). Mr. Roy joined Bombardier Inc. in 1980 as Vice President of Finance and Administration in its Mass Transit Division. In 1987, he
became Controller for Bombardier's Transportation Equipment Group and then became Controller for Bombardier Inc. In 1989, Mr. Roy joined Bombardier's Aerospace Group as Vice President of Finance where he was also responsible for Information Technologies and Sales Financing activities. In 1992, he was promoted to President and General Manager of the Aerospace Group's Amphibious Aircraft Division. In 1993, Mr. Roy assumed the role of President and COO for Bombardier Capital. From 1995 to 1996, he served in a dual role as President of Bombardier Capital and Treasurer of the holding corporation, Bombardier Inc. Mr. Roy relinquished his position as Treasurer in May 1996 to focus on developing Bombardier Capital business interests. He retired in February 2000.

         Mr. Guy Brunet became a Director in March 2000. Mr. Brunet has been an Investment Advisor for RBC Dominion Securities Wood Gundy and Richardson Greenshields, investment banking firms, for over twenty years.

         Mr. Gilles Marcotte became a Director in March 2000. He has a MSc. degree in Commerce at the University of Sherbrooke and is a Fellow Chartered Accountant. He was a partner at KPMG and its predecessor firms since 1979 and retired in 1998 at the age of 58. Prior to retirement, he was Partner-in-charge of KPMG's Quebec City office and has been on the Board of Directors of KPMG Canada. Mr. Marcotte sits on the Board of Directors of a number of companies and is President of the Quebec Symphony Orchestra and Caisse Populaire Desjardins of Charlesbourg. Mr. Marcotte also chairs Lumenon's Audit Committee.

         Dr. Moretti is the nominee of Molex which, under the Molex agreements, has the right to appoint one nominee to the board of directors. Mr. Beaudry is the nominee of Polyvalor and McGill University, which jointly have the right to appoint one nominee to the Board of Directors.

         Commencing with the 1999 annual meeting of stockholders (held on December 7, 1999), directors were divided into three classes, with the initial term of office of (i) Class I to expire at the 2000 annual meeting of
stockholders,   (ii)  Class  II  to  expire  at  the  2001  annual   meeting  of
stockholders, and (iii) Class III to expire at the 2002 annual meeting of stockholders. Commencing with the 2000 annual meeting of stockholders, directors elected to succeed those directors whose terms then expire will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. At the 1999 annual meeting of stockholders, Dr. Najafi and Mr. Allard were elected as Class I directors, Mr. Beaudry was elected as a Class II director and Dr. Andrews and Dr. Moretti were elected as Class III directors. Messrs. Roy, Brunet and Marcotte, each of whom was elected by the Board of Directors subsequent to the 1999 Annual Meeting of stockholders, were designated as a Class I director, a Class II director and a Class III director, respectively.


                           SUMMARY COMPENSATION TABLE

         The following table sets forth, for the periods indicated, all compensation awarded to, earned by or paid to our chief executive officer. None of the other executive officers received compensation in excess of US$100,000 in 2000.


                                                                                    Long-Term
                                            Annual Compensation                    Compensation
Name and Principal Position       Year(1)        Salary(2)         Bonus           # of Options
---------------------------       -------        ---------         -----           ------------

S. Iraj Najafi                      2000         US$121,736         --                 --
Chief Executive Officer and         1999(3)      US$36,798          --              200,000
President                           1998         US$31,311          --                 --

---------------------

(1)      We commenced operations in 1998.

(2) Certain of our executive officers routinely receive other benefits, the amounts of which are customary in our industry. We have concluded, after reasonable inquiry, that the aggregate amounts of such benefits during each of the periods reflected in the table above did not exceed the lesser of US$50,000 (CDN$73,600) or 10% of the compensation set forth above in respect of any such period.

(3)      Represents solely the six-month period ended June 30, 1999.


Compensation of Directors

         No remuneration or directors fees were paid to our directors during the year ended June 30, 2000, with the exception of reimbursement of expenses. During the fiscal year ended June 30, 2000, non-employee directors were granted the following options to purchase common stock:

         Guy Brunet was granted an option to acquire 50,000 shares at a price of US$28.00 per share vesting over two years in equal tranches of 25,000, exercisable for a period of two years after their vesting dates of March 28, 2001 and March 28, 2002, respectively.

         Gilles Marcotte was granted an option to acquire 50,000 shares at a price of US$28.00 per share vesting over two years in equal tranches of 25,000, exercisable for a period of two years after their vesting dates of March 28, 2001 and March 28, 2002, respectively.

         The board of directors will determine the remuneration of the directors and officers during the current and subsequent fiscal years.


Employment Agreements

         Dr. Chia-Yen Li is employed by us as Chief Operating Officer pursuant to an employment agreement effective August 1, 1999 for a term of five years. The agreement provides for a base salary of US$101,447 (CDN$150,000) annually. We also granted Dr. Li an option to acquire up to 250,000 shares of common stock. Throughout the employment period and for a period of three years thereafter, the agreement restricts Dr. Li's ability to engage in activities competitive with those of ours. In addition, throughout the employment period and for a period of two years thereafter, Dr. Li has agreed that he will not solicit any person employed by us to leave our employ, or employ or solicit for employment any person who is employed by us. The agreement may be terminated by us (i) in the event of the bankruptcy, liquidation, or dissolution of Lumenon,
(ii) if Dr. Li commits certain acts constituting cause or (iii) if he is in material breach of the agreement. Dr. Li may terminate the employment agreement upon three months' prior written notice to us.

         Vincent Belanger is employed by us as Chief Financial Officer pursuant to an employment agreement effective June 14, 1999 for a term of five years. The agreement provides for a base salary of US$101,447 (CDN$150,000) annually. We also granted Mr. Belanger an option to acquire up to 300,000 shares of common stock. Throughout the employment period and for a period of three years thereafter, the agreement restricts Mr. Belanger's ability to engage in activities competitive with those of ours. In addition, throughout the employment period and for a period of two years thereafter, Mr. Belanger has agreed that he will not solicit any person employed by us to leave our employ, or employ or solicit for employment any person who is employed by us. The agreement may be terminated by us (i) in the event of the bankruptcy, liquidation, or dissolution of Lumenon, (ii) if Mr. Belanger commits certain acts constituting cause or (iii) if he is in material breach of the agreement. Mr. Belanger may terminate the employment agreement upon one month's prior written notice to us.

         Reginald J.N. Ross is employed by us as the Vice President of Corporate Development and Chief of Strategic Operations pursuant to an employment agreement effective December 1, 1999 for a term of five years. The agreement provides for an initial base salary of US$84,539 (CDN$125,000) annually. We also granted Mr. Ross an option to acquire up to 300,000 shares of common stock. Throughout the employment period and for a period of three years thereafter, the agreement restricts Mr. Ross' ability to engage in activities competitive with those of ours. In addition, throughout the employment period and for a period of two years thereafter, Mr. Ross has agreed that he will not solicit any person employed by us to leave our employ, or employ or solicit for employment any person who is employed by us. The agreement may be terminated by us (i) in the event of the bankruptcy, liquidation, or dissolution of Lumenon, (ii) if he commits certain acts constituting cause or (iii) if he is in material breach of the agreement. Mr. Ross may terminate the employment agreement upon one month's prior written notice to us.

Stock Options

         We have created a stock option plan for our key employees, directors and officers and certain consultants. The plan is administered by our board of directors. The board may from time to time designate individuals to whom options to purchase shares of common stock may be granted and the number of shares to be optioned to each. The total number of shares of common stock to be optioned to any one individual may not exceed 5% of the total of the issued and outstanding shares. The option price per share for common stock that is the subject of any option is fixed by the board when such option is granted and cannot involve a discount to the market price at the time the option is granted. The period during which an option is exercisable may not exceed 10 years from the date the option is granted. Options may not be assigned or transferred and expire within a fixed period from the termination of employment or death of the beneficiary. In the event of certain basic changes in Lumenon, including a reorganization, merger or consolidation, or the purchase of shares pursuant to a tender offer for shares of common stock, in the discretion of the board, each option may become fully and immediately exercisable. Options enabling their beneficiaries to acquire a total of 3,312,650 shares of common stock were outstanding under the plan as of August 31, 2000. The number of shares of common stock as to which options may be granted under the plan has been increased from 2,500,000 to 6,000,000, subject to approval by stockholders at the 2000 annual meeting of stockholders.

         We have never granted any stock appreciation rights. No stock options were granted to our chief executive officer during the fiscal year ended June 30, 2000.

Option Exercised and Option Values

         The following table provides information related to options exercised by our chief executive officer and the number of and value of options held by him on June 30, 2000.

                        Securities
                         Acquired
                            On            Aggregate                                       Value of Unexercised in the
                            --         Value Realized        Unexercised Options as at        money options as at
   Name                  Exercise            ($)                June 30, 2000 (#)             June 30, 2000 ($)
   ----                  --------            ---                -----------------             -----------------
                                                           Exercisable      Unexercisable   Exercisable     Unexercisable
                                                           -----------      -------------   -----------     -------------
S. Iraj Najafi           200,000         US$5,100,000             _               _                _               _
                                        (CDN$7,540,860)

Other Compensation Plans

         We have no pension plan or other compensation plans for our executive officers or directors.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Our voting securities outstanding as of June 30, 2000 consisted of 32,970,039 shares of common stock. The following table sets forth information concerning ownership of common stock as of June 30, 2000 by (i) each director,
(ii) each executive officer, (iii) all directors and executive officers as a group, and (iv) each person who, to our the knowledge, owned beneficially more than 5% of the common stock. Unless otherwise indicated, the address of each such holder is in care of the Company, 8851 Transcanada Highway, Ville Saint-Laurent, Quebec, Canada H4S 1Z6. Except as otherwise indicated, and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective holders and contained in our records.

                                                             Number of Shares
          Directors, Nominees, Executive                of common stock Beneficially
           Officers and 5% Stockholders                          Owned (1)                      Percentage
          ------------------------------                        ----------                      ----------
Dr. S. Iraj Najafi .................................           5,037,500(2)                       15.3%

Najafi Holding Inc.(2) .............................           5,037,500(2)                       15.3%

Dr. Mark P. Andrews ................................           4,812,500(3)                       14.6%

Andrewma Holding Inc. ..............................           4,687,500                          14.2%

Anthony L. Moretti(4) ..............................          10,314,667(5)                       31.3%

Molex Incorporated(4) ..............................          10,314,667                          31.3%

Denis N. Beaudry(6) ................................              50,000(6)                       (7)

Dr. Chia-Yen Li ....................................              55,650(8)                       (7)

Vincent Belanger ...................................              44,150(9)                       (7)

Reginald J.N. Ross .................................              50,000(10)                      (7)

Guy Brunet .........................................              --(11)                          --

Gilles Marcotte ....................................               1,000(11)                      --

Pierre-Paul Allard .................................              --(11)                          --

Pierre-Andre Roy ...................................                --                            --

All directors and executive officers as a group ....          20,584,617(12)                      62.0%

------------------------------------

         (1) A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after June 30, 2000 upon the exercise or conversion of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days after June 30, 2000 have been exercised or converted.
         (2)      Dr. Najafi is the sole stockholder of Najafi Holding Inc.
         (3) Includes (i) 75,000 shares of common stock issuable upon exercise of options held by Dr. Andrews and (ii) 4,687,500 shares owned by Andrewma Holdings Inc., of which Dr. Andrews is the sole shareholder.
         (4) The address of Molex and Dr. Moretti is 2222 Wellington Court, Lisle, Illinois 60532.
         (5) Dr. Anthony L. Moretti is the representative of Molex on our board of directors. The shares reflected in the table above represent the shares beneficially owned by Molex. They do not include 50,000 shares of common stock issuable upon exercise of an option held by Dr. Moretti.
         (6) Denis N. Beaudry is the representative of Polyvalor, a Canadian limited partnership, and McGill University, on our board of directors. The shares reflected in the table above do not include the shares beneficially owned by Polyvalor and McGill as to which Mr. Beaudry disclaims beneficial ownership. They do include 50,000 shares of common stock issuable upon exercise of options held by Mr. Beaudry.
         (7)      Less than 1%.

         (8) Includes 50,000 shares of common stock issuable upon exercise of options held by Dr. Li. Does not include 200,000 shares issuable upon exercise of additional options.
         (9) Represents 44,150 shares of common stock issuable upon exercise of options held by Mr. Belanger. Does not include 240,000 shares issuable upon exercise of additional options.
         (10) Represents 50,000 shares of common stock issuable upon exercise of options held by Mr. Ross. Does not include 250,000 shares issuable upon exercise of additional options.
         (11) Does not include 50,000 shares of common stock issuable upon exercise of options held by each of Mr. Brunet, Mr. Marcotte and Mr. Allard.
         (12) Includes (i) an aggregate of 269,150 shares of common stock issuable upon exercise of options and (ii) 10,314,667 shares beneficially owned by Molex.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On July 7, 1998, we entered into agreements with the shareholders of LILT, including Najafi Holdings Inc., a company controlled by Dr. S. Iraj Najafi, who has since become our chief executive officer and a director, and Andrewma Holdings Inc., a company controlled by Dr. Mark Andrews, who has since become a vice president and a director of Lumenon, pursuant to which we acquired all of the issued and outstanding shares of the capital stock of LILT in exchange for a total of 12,200,000 shares of common stock.

         On May 19 and June 21, 1999, we entered into several agreements with Molex. The Molex agreements include a teaming agreement, a stock purchase agreement, a stock restriction agreement and a registration rights agreement. The teaming agreement was amended in March 2000. Under the teaming agreement, as amended, we agreed with Molex to jointly develop certain DWDM products related to the DWDM market and other photonics markets. Under the stock purchase agreement, Molex purchased 3,000,000 shares of common stock at a price of US$0.50 per share in two stages. We also issued to Molex a warrant to purchase 1,666,667 additional shares of common stock at a price of US$0.90 per share, which was exercised in November 1999. In addition, we issued the services warrant, which was exercised in full during the past fiscal year to Molex. Under the stock restriction agreement, (i) the consent of Molex is required for certain extraordinary actions relating to our governance and our operations and
(ii) certain of our stockholders Company have agreed not to sell their respective shares of common stock to a competitor of Molex without Molex's prior consent. Dr. Moretti, an officer of Molex Fiber Optics Inc., is a director of Lumenon.

         We have has entered into a license agreement with Polyvalor, a limited partnership, as represented by its General Partner, Polyvalor Inc. and McGill University (together, Polyvalor and McGill University referred to as the licensor) pursuant to which we acquired the right through October 2017 to produce, sell, distribute and promote products derived from using the patents and know-how, as such terms are defined in the license agreement, of the licensor. Using a licensed sol-gel process of the licensor, we will design and develop integrated optical devices for DWDM and plastic optical fiber devices for the telecommunications and data communications markets. We will pay a royalty of 5% on gross sales, up to a maximum of US$2,367,104 (CDN$3,500,000) over the term of the license agreement. Additionally, we issued 750,000 shares of common stock to each of Polyvalor and McGill University. Mr. Beaudry, an officer of Polyvalor, is a director of Lumenon.

                              SELLING STOCKHOLDERS

         The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each selling stockholder as of the date of this prospectus, the number of shares of common stock to be sold by each of them pursuant to this prospectus and the percentage of the outstanding common stock to be held by each of them after this offering. Pursuant to a registration rights agreement between us and Capital Ventures International ("CVI") and Castle Creek Technology Partners LLC ("Castle Creek"), we have agreed initially to register 8,800,000 shares of common stock issuable upon conversion of the outstanding notes and exercise of the outstanding warrants we issed to them in July 2000. Accordingly, the 8,800,000 number reflects the aggregate number of shares being offered by CVI and Castle Creek pursuant to this prospectus. Because the number of shares issuable upon conversion of the notes will depend upon the price of the common stock in the future, the actual number of shares issued may be more or less than 8,800,000. In addition, the number of shares owned by CVI and Castle Creek is based upon a determination of beneficial ownership under section 13(d) of the Securities Exchange Act, which results in a number of shares lower than the total number we have agreed to register. Beneficial ownership includes shares of outstanding common stock and shares of common stock that a person has a right to acquire within 60 days after the date of this prospectus. The percentage of common stock outstanding after this offering is based on 34,752,039 shares of common stock issued and outstanding as of August 31, 2000. None of the selling stockholders is obligated to sell all or any portion of the shares covered by this prospectus, or to sell any of the shares immediately under this prospectus. Because the selling stockholders may sell all or part of their shares, no estimate can be given as to the number of shares that will be held by any selling stockholder upon termination of any offering made hereby.

                                                   Prior to Offering                     After Offering
                                           ------------------------------------    ----------------------------
                                                                                     Number of
                                            Number of Shares                          Shares
                                              Beneficially      Number of Shares   Beneficially      Percentage
Name of Selling Stockholder                      Owned          Offerred Hereby      Owned(1)          of Class
----------------------------               ------------------  -----------------   -------------     ----------
Molex Incorporated(2)                        10,314,667           2,000,000           8,314,667        23.92%
Capital Ventures International(3)             1,188,119(4)        5,858,286(5)                0          *
Castle Creek Technology Partners                596,609(4)        2,941,714(5)                0          *
LLC(3)

---------
*  Less than 1%

(1) Assumes the sale of all shares owned by the selling stockholders covered by this prospectus. Based upon the current market price of the common stock and the number of shares that CVI and Castle Creek beneficially own, Castle Creek and CVI would not own any shares after completion of this offering. However, the actual number of shares issuable upon conversion of their notes will increase if the price of the common stock declines and therefore the actual number cannot be determined at this time. Consequently, it is possible that CVI and Castle Creek could beneficially own additional shares after this offering.

(2) Under the Molex agreements, Molex has the right to designate one member to our board of directors.

(3) Neither CVI nor Castle Creek has, or within the past three years has had, any position, office or other material relationship with the Company.

(4)      Consists  of  shares  of  common  stock  issuable  upon  conversion  of outstanding convertible notes. The actual number of shares of common stock issuable upon conversion of the notes is indeterminate and will equal (i) the aggregate principal amount of the notes being converted, plus accrued interest thereon through the conversion date, divided by
         (ii) the lower of $25.00 (subject to adjustment in certain circumstances) and the average closing bid prices of the common stock on The Nasdaq National Market (or such other principal U.S. securities exchange or trading market where the common stock is then listed or traded) for the five consecutive trading days preceding conversion, but not less than $7.00 except in limited circumstances. The amounts listed in the table assume a conversion price of $19.762 for purposes of beneficial ownership, which is the average of the closing bid prices of the common stock for the five consecutive trading days preceding August 31, 2000. Does not include shares of common stock issuable upon exercise of outstanding warrants. Because the warrants will not become exercisable until January 2002, the shares issuable upon exercise thereof are not beneficially owned by the selling stockholders as of the date of this prospectus. For a complete description of terms of the notes and the warrants, see the form of note and the form of warrant included as Exhibits 4.4 and 4.5, respectively, to the registration statement of which this prospectus forms a part.

         Except under limited circumstances, no holder of the notes or the warrants is entitled to convert any portion of the notes into, or exercise any portion of the warrants for, shares of common stock or to dispose of any portion of the notes or the warrants to the extent that the right to effect such conversion, exercise or disposition would result in the holder or any or its affiliates beneficially owning more than 4.99% of the outstanding shares of common stock. Therefore, the number of shares set forth herein and which CVI or Castle Creek may sell pursuant to this prospectus may exceed the number of shares of common stock either of them would otherwise beneficially own as determined pursuant to Section 13(d) of the Securities Exchange Act. Moreover, pursuant to the regulations of the National Association of Securities Dealers, Inc., in the absence of shareholder approval, the aggregate number of shares of common stock issuable to CVI and Castle Creek at a discount from market price upon conversion of the notes and exercise of the warrants that have been or may be issued to them pursuant to the Securities Purchase Agreement may not exceed 19.99% of the outstanding common stock on July 25, 2000 ( i.e., 6,855,978). Unless stockholder approval is obtained to issue common stock to CVI and Castle Creek in excess of the maximum amount set forth above, neither of them will be entitled to acquire more than a proportionate share of such maximum amount.

(5) Represents the pro rata allocation between CVI and Castle Creek of 8,800,000 shares of common stock, which we are registering pursuant to the registration rights agreement included as Exhibit 10.7 to the registration statement of which this prospectus forms a part. Because the shares offered by this prospectus include the shares issuable upon exercise of the warrants, as well as additional shares that may be issued upon conversion of the notes, the number of offered shares exceeds the number of shares beneficially owned, which, as noted above, consists of outstanding shares and shares that may be acquired within 60 days.

         Pursuant to Rule 416 of the Securities Act, CVI and Castle Creek may also offer and sell common stock issued with respect to their notes and warrants as a result of stock splits, stocks dividends and anti-dilution provisions (including by reason of changes in the conversion price of the notes in accordance with the terms thereof).

                          DESCRIPTION OF CAPITAL STOCK

         The following summary of provisions of our capital stock is subject to, and qualified in its entirety by, the provisions of our certificate of incorporation, as amended, and the amended and restated bylaws that are referenced as exhibits to this registration statement and by provisions of applicable law.

Authorized and Outstanding Capital Stock

         We have authorized capital stock consisting of 100,000,000 shares of common stock, US$.001 par value, of which 34,752,039 were issued and outstanding as of August 31, 2000, and 5,000,000 shares of preferred stock, US$.001 par value, of which no shares have been issued.

Common Stock

         Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders. The shares of common stock have no preemptive or conversion rights, no redemption or sinking fund provisions and are not liable for further call or assessment. The outstanding shares of common stock are fully paid and non-assessable. Subject to the rights of the holders of preferred stock from time to time outstanding, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for payment. Such dividends may be paid in cash, property, or shares of common stock. We have never declared or paid any cash dividends on our common stock and presently anticipates that all future earnings, if any, will be retained for the development of our business. The payment of future dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, capital requirements, the financial condition, and general business conditions.

Preferred Stock

         Our board of directors is expressly authorized to provide for the issuance of all or any shares of the preferred stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by our board of directors providing for the issue of each such series and as may be permitted by General Corporation Law of the State of Delaware. The number of authorized shares of preferred stock may be increased (but not above the number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding). Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of preferred stock may provide that such series shall be superior or rank equally or junior to any other series of preferred stock, to the extent permitted by law. Except as provided in the Molex agreements, no vote of the holders of the preferred stock or common stock will be required in connection with the designation or the issuance of any shares of any series of any preferred stock authorized by and complying with the conditions herein.

Warrants and Options

         As of August 31, 2000, there were warrants outstanding to purchase 6,086,011 shares of our common stock. Of these warrants, 700,000 can be exercised at a price of US$1.50, 296,700 can be exercised at a price of US$6.00, 21,500 can be exercised at a price of US$9.00, 10,000 can be exercised at a price of US$15.50, 43,011 can be exercised at a price of US$30.00, 14,000 can be exercised at a price of US$25.00 and 5,000,800 will become exercisable in January 2002 at a price to be determined at that time.

         A total of 6,000,000 shares of common stock are currently authorized for grant under our stock option plan. As of August 31, 2000, there were options outstanding pursuant to the stock option plan to purchase an aggregate of 3,312,650 shares of common stock at exercise prices ranging from US$1.00 to US$28.00 per share. A total of 2,687,350 shares of common stock remained available for future grant.

Contractual Rights

         We have entered into the Molex agreements pursuant to which Molex has preemptive rights with respect to any sale of additional shares of our capital stock which together with certain other rights could prevent a third party from effecting a change in control. We have also entered into an agreement with investors pursuant to which these investors have preemptive rights with respect to any sale of additional shares of our capital stock.

Transfer Agent And Registrar

         The Transfer Agent and Registrar for our common stock is Alpha Tech Stock Transfer of Utah.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Delaware General Corporation Law, our certificate of incorporation, as amended, limits the personal liability of a director to the us for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for (i) any breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.

         Our certificate of incorporation and by-laws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or an agent of Lumenon or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, to the fullest extent and in the manner set forth in and permitted by the DGCL, as from time to time in effect, and any other applicable law, as from time to time in effect. Such right of indemnification is not be deemed exclusive of any other rights to which such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of each such person.

         We propose to enter into indemnity agreements with our directors and executive officers. The indemnity agreements will provide that we shall indemnify such directors and executive officers from and against any and all liabilities, costs and expenses, amounts of judgments, fines, penalties and amounts paid in settlement of or incurred in defense of any settlement in connection with any threatened, pending or completed claim, action, suit or proceeding in which such persons are a party (other than a proceeding or action by or in the right of Lumenon to procure a judgment in its favor), or which may be asserted against them by reason of their being or having been an officer or director of Lumenon, unless it is determined that such directors and executive officers did not act in good faith and for a purpose which they reasonably believed  to be in, or in the case of  service  to an entity  related to us, not opposed  to,  the best  interests  of  Lumenon  and,  in the case of a  criminal proceeding or action, that they had reasonable cause to believe that their conduct was unlawful. The indemnity agreements will also provide that we shall indemnify such directors and executive officers from and against any and all losses that they may incur if they are a party to or threatened to be made a party to any proceeding or action by or in the right of Lumenon to procure a judgment in its favor, unless it is determined that they did not act in good faith and for a purpose that they reasonably believed to be in, or, in the case of service to an entity related to Lumenon, not opposed to, the best interests of Lumenon, except that no indemnification for losses shall be made in respect of (i) any claim, issue or matter as to which they shall have been adjudged to be liable to us or (ii) any threatened or pending action to which they are a party or are threatened to be made a party that is settled or otherwise disposed of, unless and only to the extent that any court in which such action or proceeding was brought determines upon application that, in view of all the circumstances of the matter, they are fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Such indemnification will be in addition to any other rights to which such officers or directors may be entitled under any law, charter provision, by-law, agreement, vote of shareholders or otherwise.

         We maintain a $5,000,000 directors and officers liability insurance policy.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at the following locations:

                  -        Main Public Reference Room
                           450 Fifth Street, N.W.
                           Washington, D.C.  20549

                  - Regional Public Reference Room 75 Park Place, 14th Floor New York, New York 10007

                  - Regional Public Reference Room Northwestern Atrium Center 500 West Madison Street, Suite 1400 Chicago, Illinois 60661-2511

         You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at (800) SEC-0330.

         We are required to file these documents with the SEC electronically. You can access the electronic versions of these filings on the Internet at the SEC's web site, located at http://www.sec.gov.

         We have included this prospectus in our registration statement that we filed with the SEC. The registration statement provides additional information that we are not required to include in the prospectus. You can receive a copy of the entire registration statement as described above. Although this prospectus describes the material terms of certain contracts, agreements and other documents filed as exhibits to the registration statement, you should read the exhibits for a more complete description of the document or matter involved.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         We are exposed to immaterial levels of market risks with respect to changes in foreign currency exchange rates and interest rates. Market risk is the potential loss arising from adverse changes in market rates and prices, such as foreign currency exchange and interest rates. To the extent that we consummate financings outside of Canada, we receive proceed in currency other than the Canadian dollar. Most of our operating expenses are incurred in Canadian dollars. Thus, our results of operations will tend to be adversely affected if there is a strong Canadian dollar. We do not enter into derivatives or other financial instruments for trading or speculative purposes, nor do we enter into financial instruments to manage and reduce the impact of changes in foreign currency exchange rates.

                              PLAN OF DISTRIBUTION

         This prospectus covers 10,800,000 shares of our common stock. All of the shares offered hereby are being sold by the selling stockholders. We will not realize any proceeds from the sale of the shares by the selling stockholders.

         The shares may be sold or distributed from time to time by the selling stockholders, or by pledgees, donees or transferees of, or other successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at the market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The shares may be sold in one or more of the following methods: (i) ordinary brokers' transactions, which may include long sales or short sales effected after the effective date of the registration statement of which this prospectus is a part; (ii) transactions involving cross or block trades or otherwise on The Nasdaq National Market; (iii) purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus; (iv) "at the market" to or through market makers or into an existing market for the shares; (v) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; (vi) through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise); or (vii) any combination of the foregoing, or by any other legally available means. The selling stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. In addition, from time to time, a selling stockholder may pledge its shares to broker-dealers or other financial institutions. Upon a default by a selling stockholder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

         Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of discounts, commissions or concessions from the selling stockholders and/or purchasers of the shares for whom they may act as agent, or to whom they may sell as principal, or both. The selling stockholders and any broker-dealers who act in connection with the sale of shares of our common stock offered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions they receive and proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholders can presently estimate the amount of such compensation. We know of no existing arrangements between any selling stockholder, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. Moreover, a selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act of 1933.

         Furthermore, in the event of a "distribution" of shares by a selling stockholder, the selling stockholder, any selling broker or dealer and any "affiliated purchasers" may be subject to Regulation M under the Securities Exchange Act of 1934, which would generally prohibit these persons from bidding for or purchasing any security that is the subject of the distribution until his or her participation in that distribution is completed. In addition, Regulation M generally prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of common stock in connection with this offering.

         We will pay substantially all of the expenses incident to the registration, offering and sale of the shares to the public other than the commissions or discounts of brokers, dealers, underwriters or agents. We have also agreed to indemnify certain of the selling stockholders and certain related persons against certain liabilities, including liabilities under the Securities Act.

         In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification
requirement   is  available   and  is  complied  with  by  us  and  the  selling
stockholders.

         The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of such shares may have an adverse effect on the market price of the common stock. Moreover, the selling stockholders are not restricted as to the number of shares that may be sold at any time and it is possible that a significant number of shares could be sold at the same time which may also have an adverse effect on the market price of the common stock.


                                  LEGAL MATTERS

         The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York.

                                     EXPERTS

         Our consolidated financial statements as of June 30, 2000 and June 30, 1999, and for the year ended December 31, 1998, appearing in this prospectus have been audited by KMPG LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon the reports given on the authority of said firm as experts in accounting and auditing.

kpmg




LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Consolidated Financial Statements

Year ended June 30, 2000, six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000



Financial Statements

      Consolidated Balance Sheets.........................................  F-3

      Consolidated Statements of Operations...............................  F-4

      Consolidated Statements of Cash Flows...............................  F-5

      Consolidated Statements of Stockholders' Equity.....................  F-6

      Notes to Consolidated Financial Statements..........................  F-7

AUDITORS' REPORT TO THE SHAREHOLDERS



We have audited the consolidated balance sheets of Lumenon Innovative Lightwave Technology, Inc. (the "Corporation") as at June 30, 2000 and June 30, 1999 and the consolidated statements of operations, cash flows and stockholders' equity for the year ended June 30, 2000, the six-month period ended June 30, 1999 and for the periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Corporation as at June 30, 2000 and June 30, 1999 and the consolidated results of its operations and cash flows for the year ended June 30, 2000 and for the six-month period ended June 30, 1999 and for the periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000, in accordance with accounting principles generally accepted in the United States of America.



/S/ KPMG LLP


Chartered Accountants



Montreal, Canada

July 21, 2000, except as to note 11 (b)
   which is as of July 25, 2000

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Consolidated Balance Sheets

==========================================================================================================================
                                                                 June 30,             June 30,              June 30,
                                                                     2000                 2000                  1999
--------------------------------------------------------------------------------------------------------------------------
                                                                    (US$)               (CAN$)                (CAN$)
                                                             (note 2 (a))
Assets

Current assets:
      Cash                                                 $     761,113          $   1,125,382          $ 1,722,871
      Term deposits                                            2,907,891              4,299,608                 --
      Interest and sales tax receivable                          247,487                365,934              237,539
      Research tax credits receivable                            128,990                190,724               34,218
      Prepaid expenses                                            52,264                 77,281               49,956
      --------------------------------------------------------------------------------------------------------------------
      --------------------------------------------------------------------------------------------------------------------
                                                               4,097,745              6,058,929            2,044,584

Deposits (note 7)                                              1,031,495              1,525,168                 --
Property and equipment (note 4)                                3,112,865              4,602,682            1,492,495
Other assets                                                       8,873                 13,119               10,001

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                           $   8,250,978          $  12,199,898          $ 3,547,080
==========================================================================================================================

Liabilities and Stockholders' Equity

Current liabilities:
      Accounts payable                                     $     708,157          $   1,047,082          $   523,550
      Accrued liabilities                                        150,615                222,700              172,812
      Accrued vacation                                            68,918                101,902                7,500
      Obligations under capital leases (note 5)                  158,955                235,031                 --
      Convertible promissory notes                                  --                     --                298,720
      --------------------------------------------------------------------------------------------------------------------
      --------------------------------------------------------------------------------------------------------------------
                                                               1,086,645              1,606,715            1,002,582

Obligations under capital leases (note 5)                        188,480                278,686                 --

Stockholders' equity:
      Share capital (note 6)                                      33,239                 49,147               30,330
      Additional paid-in capital (notes 3 and 6 (a))         158,842,502            234,864,524            3,404,408
      Deposit on subscription of shares                             --                     --                146,820
      Accumulated deficit during the development
         stage                                              (151,899,888)          (224,599,174)          (1,037,060)
      --------------------------------------------------------------------------------------------------------------------
      --------------------------------------------------------------------------------------------------------------------
                                                               6,975,853             10,314,497            2,544,498

Commitments (note 7)
Subsequent events (note 11)

--------------------------------------------------------------------------------------------------------------------------
                                                           $   8,250,978          $  12,199,898          $ 3,547,080
==========================================================================================================================

See accompanying notes to consolidated financial statements.

On behalf of the Board:

______________________ Director

______________________ Director

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Consolidated Statements of Operations

====================================================================================================================================
                                                       Year              Year        Six-month              From              From
                                                      ended             ended     period ended      inception to      inception to
                                                    June 30,          June 30,         June 30,      December 31,          June 30,
                                                       2000              2000             1999              1998              2000
------------------------------------------------------------------------------------------------------------------------------------
                                                      (US$)            (CAN$)           (CAN$)            (CAN$)            (CAN$)
                                               (note 2 (a))

Expenses:
      Research and development:
            External research
               (note 3)                        $ 147,019,020     $ 217,382,323     $     25,000     $        --       $ 217,407,323
            Internal research                      1,270,292         1,878,253          169,439            14,440         2,062,132
            Tax credits and grants                  (197,631)         (292,218)         (32,069)           (2,149)         (326,436)
      -----------------------------------------------------------------------------------------------------------------------------
                                                 148,091,681       218,968,358          162,370            12,291       219,143,019

      General and administrative                   2,718,761         4,019,959          569,507           290,435         4,879,901
      Depreciation                                   604,369           893,620             --                --             893,620
      -----------------------------------------------------------------------------------------------------------------------------
                                                   3,323,130         4,913,579          569,507           290,435         5,773,521

Other income (expenses):
      Interest, net                                  160,257           236,956            1,172             7,869           245,997
      Gain (loss) on foreign exchange                 56,044            82,867          (18,846)            7,348            71,369
      -----------------------------------------------------------------------------------------------------------------------------
                                                     216,301           319,823          (17,674)           15,217           317,366

------------------------------------------------------------------------------------------------------------------------------------
Net loss                                       $ 151,198,510     $ 223,562,114     $    749,551     $     287,509     $ 224,599,174
====================================================================================================================================

Net loss per share:
   Basic and diluted                           $        5.95     $        8.80     $       0.04     $        0.02
====================================================================================================================================

Weighted average number
   of shares outstanding                          25,415,601        25,415,601       17,480,967        14,972,188
====================================================================================================================================


See accompanying notes to consolidated financial statements.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Consolidated Statements of Cash Flows

===================================================================================================================================
                                                           Year            Year       Six-month              From             From
                                                          ended           ended    period ended      inception to     inception to
                                                       June 30,        June 30,        June 30,      December 31,          June 30,
                                                           2000            2000            1999              1998             2000
-----------------------------------------------------------------------------------------------------------------------------------
                                                          (US$)          (CAN$)          (CAN$)            (CAN$)            (CAN$)
                                                   (note 2 (a))

Cash flows from:

Operations:
      Net loss                                     $(151,198,510)  $(223,562,114)  $  (749,551)    $   (287,509)    $(224,599,174)
      Adjustment for item not
         involving cash:
            Compensation cost
               (note 6 (b) (ii))                          34,709          51,321       241,058             --             292,379
            Common shares issued
               for services (note 3)                 147,003,070     217,358,739          --               --         217,358,739
            Depreciation                                 604,369         893,620          --               --             893,620
      Change in operating assets and liabilities:
            Interest and sales tax
               receivable                                (86,836)       (128,395)     (216,446)         (21,093)         (365,934)
            Research tax credits
               receivable                               (105,847)       (156,506)      (32,069)          (2,149)         (190,724)
            Prepaid expenses                             (18,480)        (27,325)      (49,956)            --             (77,281)
            Accounts payable and
               accrued liabilities (note 9)              126,104         186,456       584,513          119,349           890,318
      ---------------------------------------------------------------------------------------------------------------------------
                                                      (3,641,421)     (5,384,204)     (222,451)        (191,402)       (5,798,057)
Financing:
      Proceeds from issuance of
         common shares                                 9,695,938      14,336,414     2,764,297              372        17,101,083
      Cash from the acquisition of a
         subsidiary                                         --              --            --            814,322           814,322
      Share issue expenses                              (482,268)       (713,081)     (291,932)         (93,379)       (1,098,392)
      Principal repayments of capital
         lease obligations                               (60,736)        (89,805)         --               --             (89,805)
      Deposit on subscription of shares                     --              --         146,820             --             146,820
      Proceeds from issuance of
         convertible promissory notes                       --              --         298,720             --             298,720
      ---------------------------------------------------------------------------------------------------------------------------
                                                       9,152,934      13,533,528     2,917,905          721,315        17,172,748
Investments:
      Additions to property
         and equipment (note 9)                       (1,974,110)     (2,918,919)   (1,492,495)            --          (4,411,414)
      Additions to other assets                           (2,109)         (3,118)       (9,758)            (243)          (13,119)
      Deposits                                        (1,031,495)     (1,525,168)         --               --          (1,525,168)
      Purchase of term deposits                      (13,399,870)    (19,813,048)         --               --         (19,813,048)
      Disposal of term deposits                       10,491,980      15,513,440          --               --          15,513,440
      ---------------------------------------------------------------------------------------------------------------------------
                                                      (5,915,604)     (8,746,813)   (1,502,253)            (243)      (10,249,309)

---------------------------------------------------------------------------------------------------------------------------------
(Decrease) increase in cash                             (404,091)       (597,489)    1,193,201          529,670         1,125,382

Cash, beginning of period                              1,165,204       1,722,871       529,670             --                --

---------------------------------------------------------------------------------------------------------------------------------
Cash, end of period                                $     761,113   $   1,125,382   $ 1,722,871     $    529,670     $   1,125,382
=================================================================================================================================

See accompanying notes to consolidated financial statements.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Consolidated Statements of Stockholders' Equity

Periods from inception (March 2, 1998) to June 30, 2000
(in Canadian dollars)

====================================================================================================================================
                                                                   Additional                    Deposit on
                                                                     paid-in    Accumulated     subscription
                                        Shares      Par value        capital      deficit         of shares             Total
------------------------------------------------------------------------------------------------------------------------------------

Issue of common shares
   at inception                          255,000    $   372    $        --       $        --       $    --       $         372

Issue of common shares                16,200,000     24,430          789,892              --            --             814,322

Share issue expenses                        --         --            (93,379)             --            --             (93,379)

Net loss for the period                     --         --               --            (287,509)         --            (287,509)

------------------------------------------------------------------------------------------------------------------------------------
Balance as at December 31,
 1998                                 16,455,000     24,802          696,513          (287,509)         --             433,806

Issue of common shares                 3,760,000      5,528        2,758,769              --            --           2,764,297

Share issue expenses                        --         --           (291,932)             --            --            (291,932)

Compensation cost related to
   stock options granted                    --         --            241,058              --            --             241,058

Net loss for the period                     --         --               --            (749,551)         --            (749,551)

Deposit on subscription
   of shares                                --         --               --                --         146,820           146,820

------------------------------------------------------------------------------------------------------------------------------------
Balance as at June 30, 1999           20,215,000     30,330        3,404,408        (1,037,060)      146,820         2,544,498

Issue of common shares                12,755,039     18,817      232,121,876              --        (146,820)      231,993,873

Share issue expenses                        --         --           (713,081)             --            --            (713,081)

Compensation cost related
   to stock options granted                 --         --             51,321              --            --              51,321

Net loss for the period                     --         --               --        (223,562,114)         --        (223,562,114)

------------------------------------------------------------------------------------------------------------------------------------
Balance as at June 30, 2000           32,970,039    $49,147    $ 234,864,524     $(224,599,174)    $    --       $  10,314,497
====================================================================================================================================

Balance as at June 30, 2000
   in US dollars (note 2 (a))         32,970,039    $33,239    $ 158,842,502     $(151,899,888)    $    --       $   6,975,853
====================================================================================================================================


See accompanying notes to consolidated financial statements.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


1.    Organization and business activities:

      Lumenon Innovative Lightwave Technology, Inc. ("Lumenon") was incorporated in the State of Delaware in February 1996 under the name of WWV Development Inc. as a shell company.

      In July 1998, under an acquisition plan, Lumenon acquired LILT Canada Inc. ("LILT"), a Canadian corporation, by issuing 12,200,000 common shares to the shareholders of LILT which resulted in the change in control of Lumenon. Accordingly, LILT has been determined the acquiring corporation and these consolidated financial statements present the results of operations and cash flows of LILT since its inception, March 2, 1998.

      Under the plan mentioned above, Lumenon issued 4,000,000 common shares to acquire Dequet Capital, Inc., a Nevada corporation. Dequet Capital, Inc.'s only asset was cash in the amount of $814,322 (US$540,000). This company was subsequently dissolved.

      The Corporation's principal business activity is to design, develop and build integrated optic devices in the form of compact hybrid glass circuits on silicon chips. Lumenon activities are performed through LILT, in Canada. In 1999, its year-end has been changed from December 31, to June 30.

      The Corporation is subject to a number of risks, including successful development and marketing of its technology and attracting and retaining key personnel. In order to achieve its business plan, the Corporation anticipates the need to raise additional capital (see notes 3 and 11).


2.    Significant accounting policies:

      These financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States. The significant accounting principles are as follows:

      (a)   Consolidated financial statements and basis of presentation:

            The consolidated financial statements include the accounts of Lumenon and the accounts of LILT. All intercompany transactions and balances have been eliminated.

            US dollar amounts presented on the consolidated balance sheets, consolidated statements of operations and cash flows are provided for convenience of reference only and are based on the closing exchange rate at June 30, 2000, which was $1.4786 Canadian dollar per US dollar.

            The functional currency of the Corporation is the Canadian dollar.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


2.    Significant accounting policies (continued):

      (b)   Cash and cash equivalents:

            The Corporation considers all investments that are highly liquid with an original maturity of three months or less and readily convertible into cash to be cash equivalents. As at June 30, 2000 and 1999, there were no cash equivalents.

      (c)   Property and equipment:

            Equipment   and  leasehold   improvements   are  recorded  at  cost.
            Depreciation and amortization are provided using the straight-line method and the following periods:

            ====================================================================
            Asset                                                        Period
            --------------------------------------------------------------------

            Computer equipment and software                             3 years
            Office equipment and fixtures                               5 years
            Leasehold improvements                                Term of lease
            Laboratory and pilot plant equipment                        3 years

            ====================================================================


      (d)   Other assets:

            Other assets, consisting of license and patent costs, are recorded at cost when acquired and are being amortized on a straight-line basis over their economic useful lives or their legal terms of existence, ranging between 10 and 20 years. The capitalized amount with respect to those assets does not necessarily reflect their present or future value and the amount ultimately recoverable is dependent upon the successful commercialization of the related products.

      (e)   Research and development costs:

            Research and development costs and the cost of intangibles, that are purchased from others for use in research and development activities and that have no alternative future uses, are expensed as incurred. Research tax credits on eligible research expenses incurred in Canada are accounted for as a reduction of research and development expenses.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)


================================================================================

2.    Significant accounting policies (continued):

      (f)   Foreign exchange:

            The Canadian dollar is the functional currency of the Corporation. Foreign denominated monetary assets and liabilities are translated at the rate of exchange prevailing at the balance sheet date. Non-monetary assets and liabilities are translated at the rate of exchange prevailing at the date of the transaction. Revenues and expenses are translated at the monthly average exchange rate prevailing during the period. Foreign exchange gains and losses are included in the determination of net earnings.

      (g)   Income taxes:

            The Corporation uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. This method also requires the recognition of future tax benefits such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

      (h)   Comprehensive income:

            Since its inception on March 2, 1998, the Corporation adopted Statement of Financial Accounting Standards No. 130, REPORTING COMPREHENSIVE INCOME, which establishes new rules for the reporting and display of comprehensive income and its components. The adoption of this statement had no impact on the Corporation's net income or stockholders' equity.

      (i)   Stock option plan:

            The Corporation applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion no. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations for stock options granted to employees. As such, compensation expense would be recorded on the date of grant only if the then current market price of the underlying stock exceeded the exercise price.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


2.    Significant accounting policies (continued):

      (i)   Stock option plan (continued):

            The Corporation applies FASB Statement 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123") for stock options granted to non-employees. As such, compensation expense is recorded at the date of grant, based on the fair value as at that date using the Black-Scholes option - pricing model.

      (j) Impairment of long-lived assets and long-lived assets to be disposed of:

            The Corporation accounts for long-lived assets in accordance with the provisions of SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

      (k)   Net loss per share:

            Net loss per share is computed using the weighted average number of shares outstanding during the period. Under the accounting for the LILT transaction described in note 1, the 12,200,000 shares have been considered to be outstanding on a retroactive basis for all periods presented.

      (l)   Use of estimates:

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================

3.    The Molex agreement:

      Under the terms of a Teaming Agreement, Lumenon and Molex Incorporated ("Molex") agreed to jointly develop certain products related to the Dense Wavelength Division Multiplexing market and other photonic devices. Under the terms of the agreement, Molex is committed to provide services towards the development of the products. In connection therewith, Lumenon granted to Molex a warrant to receive 5,800,000 common shares issuable as Molex fulfills its obligations pursuant to the Teaming Agreement. For the year ended June 30, 2000, an amount of $217,358,739 (US$147,003,070) was recorded under research and development expenses and shares pursuant to the warrant were issued (see note 6 (a) (vi)). Under the terms of this agreement amended during 2000, Molex is committed to purchase a certain number of photonic devices of Lumenon for the first twelve months. After the twelve-month period, Molex will have the option to purchase up to 50% of the excess capacity of Lumenon and both Lumenon and Molex will share Molex's profit upon resale of those devices. Under certain circumstances, Molex may have the right to manufacture all components of the devices in return of a royalty as defined in the agreement.


4.    Property and equipment:

      ==========================================================================
                                                         June 30, 2000
                                            ------------------------------------
                                                          Accumulated   Net book
                                                Cost     depreciation      value
      --------------------------------------------------------------------------

      Computer equipment and software      $  407,294   $   45,756    $  361,538
      Office equipment and fixtures           198,002       13,506       184,496
      Leasehold improvements                1,051,538       78,582       972,956
      Laboratory and pilot plant equipment  3,839,468      755,776     3,083,692

      --------------------------------------------------------------------------
                                           $5,496,302   $  893,620    $4,602,682
      ==========================================================================

      Equipment held under capital leases for which the cost and net book value amount to $603,522 (US$408,171) and $542,557 (US$366,940), respectively, are included in laboratory and pilot plant equipment.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


4.    Property and equipment (continued):

      ==========================================================================
                                                         June 30, 1999
                                               ---------------------------------
                                                          Accumulated   Net book
                                                  Cost   depreciation      value
      --------------------------------------------------------------------------

      Computer equipment and software        $   40,250    $  --      $   40,250
      Office equipment and fixtures              17,618       --          17,618
      Leasehold improvements                    191,807       --         191,807
      Laboratory and pilot plant equipment    1,242,820       --       1,242,820

      --------------------------------------------------------------------------
                                             $1,492,495    $  --      $1,492,495
      ==========================================================================

      All property and equipment were purchased during the six-month period ended June 30, 1999. No depreciation was recorded for the same period as the installation was completed in July 1999.


5.    Obligations under capital leases:

      Future minimum lease payments under capital leases are as follows:

      --------------------------------------------------------------------------

      2001                                                            $  284,823
      2002                                                               175,726
      2003                                                               135,832
      --------------------------------------------------------------------------
      Total minimum lease payments                                       596,381

      Less amount representing interest (at rates varying
      from 11.75% to 18.85%)                                              82,664
      --------------------------------------------------------------------------
      Present value of net minimum capital lease payments                513,717

      Current portion of obligations under capital leases                235,031

      --------------------------------------------------------------------------
      Long-term portion of obligations under capital leases           $  278,686
      ==========================================================================

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


6.    Share capital:

      ==========================================================================
                                                          June 30,     June 30,
                                                             2000         1999
      --------------------------------------------------------------------------

      Authorized:
            1,000,000 preferred shares, par value of
               US$0.001 per share
            100,000,000 common shares, par value
               of US$0.001 per share

      Issued and outstanding:
            32,970,039 common shares (1999 - 20,215,000)   $ 49,147   $ 30,330
      --------------------------------------------------------------------------


      (a)   Issue of shares:

            As mentioned in note 1, Lumenon acquired LILT in 1998 under a reorganization and acquisition plan by issuing 12,200,000 common shares to the shareholders of that corporation. At the date of acquisition, there were 255,000 outstanding common shares of Lumenon at an amount of $372 (US$255). In addition, Lumenon issued 4,000,000 common shares to the shareholders of Dequet Capital, Inc. Assets of the latter consisted of cash in the amount of $814,322 (US$540,000).

            1999
            ----

            During the six-month period ended June 30, 1999, the Corporation entered into a Stock Purchase Agreement with Molex who agreed to purchase from Lumenon 3,000,000 common shares at $0.74 (US$0.50) per share in two transactions. The first closing was held in June 1999 for 1,500,000 common shares. In total, the Corporation issued 3,760,000 common shares during the period for a cash consideration of $2,764,297 (US$1,880,000) along with warrants for the purchase of 3,926,667 common shares at a price of $1.32 (US$0.90) per share.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================

6.    Share capital (continued):

      (a)   Issue of shares (continued):

            2000
            ----

            During the year ended June 30, 2000, the Corporation concluded the following share capital transactions:

            (i) 1,484,522 common shares were issued for a cash consideration of $7,099,319 (US$4,843,500), of which $146,820 (US$99,297)
                   was received prior to June 30, 1999;

            (ii) promissory notes were converted into 400,000 common shares with a value of $298,720 (US$200,000);

            (iii) in connection with the issuance of common shares referred to in (i) and (ii), 1,912,211 warrants were issued to be exercised at prices varying from $1.33 (US$0.90) to $44.36 (US$30.00) per share;

            (iv) the second closing of the Stock Purchase Agreement with Molex, which was subject to Lumenon proving out its technology and its ability to manufacture and deliver certain devices, took place in March 2000 for an additional 1,500,000 common shares and related cash consideration of $1,093,125 (US$750,000);

            (v)    3,570,517 common shares were issued upon exercise of warrants
                   and   options   for   cash    consideration   of   $6,103,916
                   (US$4,171,350);

            (vi) 5,800,000 common shares were issued for services received from Molex in the amount of $217,358,739 (US$147,003,070). Value of the shares issued has been recorded as Molex fulfilled its obligations pursuant to the Teaming Agreement (see note 3). The transaction was accounted for by using the average market price of the shares of the Corporation during the periods the services were rendered by Molex.

            Under the terms of a Stock Restriction Agreement, no primary stockholders can sell any share to competitors of Molex without Molex's prior consent. The agreement includes certain rights of first refusal and preemptive rights except that Lumenon can issue 6,000,000 units to raise capital within 24 months from the date of the agreement, being June 21, 1999. One unit is comprised of one common share and a warrant for the purchase of one common share. The common share can be sold at a price not less than $0.74 (US$0.50) and the warrant can be exercised at a price not less than $1.33 (US$0.90) per share.

            Certain rights or restrictions terminate upon completion of a Public Sale or a Public Offering as defined in the agreement.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================

6.    Share capital (continued):

      (b)   Stock option plan:

            Under a stock option incentive plan established in May 1999, the Corporation may grant options to purchase common shares to key employees, directors, officers and service-providers. The terms, number of common shares covered by each option as well as the permitted frequency of the exercise of such options is determined by the Board of Directors. The plan contemplates that a maximum of 4,000,000 common shares may be optioned under the stock option plan. No optionee can hold options to purchase more than 5% of the number of shares issued and outstanding at any time. The subscription price for each share covered by an option is established by the Board of Directors but such price shall not be lower than the market value at the date of grant.

            Options for the purchase of 3,190,000 common shares at a price ranging from $1.47 (US$1.00) to $41.40 (US$28.00) per share have been granted to June 30, 2000.

            Options granted have to be exercised over a period not exceeding seven years. At June 30, 2000, 1,031,650 outstanding options are exercisable and 1,245,500 outstanding options vest over a period of one to five years.

            (i)   Changes in outstanding options for the period were as follows:

                  ================================================================================
                                                                                 Weighted average
                                                             Number      exercise price per share
                  --------------------------------------------------------------------------------

                  Options outstanding, January 1, 1999           -        $                    -
                  Granted                                 1,940,000            1.44     (US$0.98)

                  --------------------------------------------------------------------------------
                  Options outstanding, June 30, 1999      1,940,000

                  Granted                                 1,250,000       $   25.41    (US$17.18)
                  Exercised                                (822,850)           1.40     (US$0.95)
                  Cancelled                                 (90,000)           2.29     (US$1.56)

                  --------------------------------------------------------------------------------
                  Options outstanding, June 30, 2000      2,277,150
                  ================================================================================


LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================

6.    Share capital (continued):

      (b)   Stock option plan (continued):

            (ii)  The  following   table   summarizes   significant   ranges  of
                  outstanding options as at June 30, 2000:

            ================================================================================
                                        Options outstanding            Options exercisable
                               ------------------------------------   ----------------------
                                             Weighted      Weighted                Weighted
            Range of                          average       average                 average
            exercise                        remaining      exercise                exercise
            prices               Options         life         price     Options       price
            --------------------------------------------------------------------------------

            $1.47 - $11.83     1,212,150    2.7 years    $    2.01    1,031,650   $   1.47
            $16.28 - $29.57      680,000    5.0 years        24.63         --           --
            $32.53 - $41.40      385,000    3.6 years        36.41         --           --

            ================================================================================


            (iii) Stock-based compensation:

                  The Corporation applies APB Opinion 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, in accounting for its stock option plan. The exercise price of all stock options is equal to the market price of the stock at the date of grant and, accordingly, no compensation cost has been recognized for stock options granted to employees in the financial statements. Had compensation cost for the Corporation's stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of FASB Statement 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123"), the Corporation's net loss would have been adjusted to the pro-forma amounts indicated below:

                  ==========================================================================================================
                                                             Year       Six-month              From               From
                                                            ended           ended      inception to       inception to
                                                         June 30,        June 30,      December 31,           June 30,
                                                             2000            1999              1998               2000
                  ----------------------------------------------------------------------------------------------------------

                  Net loss          As reported    $  223,562,114    $    749,551      $  287,509      $   224,599,174
                                    Pro-forma         225,874,543       1,120,362         287,509          227,282,414

                  ----------------------------------------------------------------------------------------------------------
                  Pro-forma
                     compensation                  $    2,312,429    $    370,811      $       -       $     2,683,240
                  ==========================================================================================================

                  US dollars
                     (note 2 (a))   As reported    $  151,198,510
                                    Pro-forma         152,762,439

                  ------------------------------------------------
                                                   $    1,563,929
                  ================================================

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================

6.    Share capital (continued):

      (b)   Stock option plan (continued):

            (iii) Stock-based compensation (continued):

                  =============================================================================
                                                             Year     Six-month            From
                                                            ended         ended    inception to
                                                         June 30,      June 30,    December 31,
                                                             2000          1999            1998
                  -----------------------------------------------------------------------------

                  Pro-forma net loss per share:
                        Basic and diluted                $  8.89      $  0.06    $    0.02
                        U.S dollars                         6.01

                  =============================================================================


                  The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: risk-free interest of approximately 5.8%, dividend yield of 0%, expected volatility of 200% and expected life of 2 to 5 years (1999 - risk-free interest rate of approximately 5.5%, dividend yield of 0%, expected volatility of 90%, and expected life of 3 years). The per share weighted average fair value of stock options granted during 2000 and 1999 was $27.07 (US$18.31) and $0.87
                  (US$0.59), respectively.

                  Compensation costs of $51,321 (1999 - $241,058) for stock options granted to non-employees have been recognized in the financial statements.

      (c)   Warrants:

            The following warrants are outstanding at June 30, 2000:

            ====================================================================
                Warrants        Expiry date         Exercise price per share*
--------------------------------------------------------------------------------

               1,060,000        August 2000        $       1.33    (US$0.90)
                 296,700     September 2000                8.87    (US$6.00)
                  21,500     September 2000               13.12    (US$9.00)
                  10,000       October 2000               22.92   (US$15.50)
                  43,011      December 2000               34.00   (US$30.00)
                 760,000          June 2001                2.22    (US$1.50)
                 500,000        August 2001                1.33    (US$0.90)
                 400,000       October 2001                1.33    (US$0.90)

--------------------------------------------------------------------------------
               3,091,211
--------------------------------------------------------------------------------

              *   The warrants are exercisable in US$.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================

7.    Commitments:

      (a) Under the terms of a license agreement entered into in July 1998, Lumenon has the rights to produce, sell, distribute and promote products derived from the know-how relating to integrated optical components for Dense Wavelength Division Multiplexing and Plastic Optical Fibre devices for telecommunications, data communications and sensor applications. Lumenon is committed to pay a royalty of 5% on gross sales up to a maximum amount of $3,500,000 (US$2,367,104) until October 2017.

      (b) The Corporation leases premises under operating lease agreements that expire in January 2004 and July 2012. The first lease contains a renewal option for a period of five years at the end of the initial term. Those leases require the Corporation to pay all executory costs such as maintenance and insurance. Rental payments under the terms of these leases are secured by a deposit of $750,000 (US$507,000), of which $75,000 (US$50,700) is refundable per year.

            In  addition,   the  Corporation   leases  certain  equipment  under
            operating leases. Minimum lease payments under operating lease agreements for premises and equipment for the next five years and thereafter are as follows:

            ====================================================================

            2001                                                  $     978,497
            2002                                                        902,828
            2003                                                        866,462
            2004                                                        839,728
            2005                                                        802,300
            Thereafter                                                6,211,447

            --------------------------------------------------------------------
                                                                  $  10,601,262
            ====================================================================

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


7.    Commitments (continued):

      (c) The Corporation is committed to purchase equipment in the amount of $4,377,917 (US$2,960,853), for which $775,168 (US$524,258) was disbursed as at June 30, 2000 and recorded under deposits.

            In addition, the Corporation is committed to acquire equipment through capital leases in the amount of $1,133,485 (US$766,593). Estimated future repayments including interest are as follows:

            ====================================================================

            2001                                                 $     375,376
            2002                                                       462,780
            2003                                                       398,238
            2004                                                        55,133

            --------------------------------------------------------------------
                                                                 $   1,291,527
            ====================================================================

      (d) The following schedule shows the composition of total rental expense for all operating leases:

            ====================================================================
                                                                      Six-month
                                                   Year ended      period ended
                                                     June 30,          June 30,
                                                         2000              1999
            -------------------------------------------------------------------

            Minimum rental payments            $       78,168    $       26,735
            ====================================================================


            There was no rental agreement before the six-month period ended June 30, 1999.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================
8.    Income taxes:

      Details of the components of income taxes are as follows:

      ------------------------------------------------------------------------------------------------------
                                                                               Six-month     From inception
                                                           Year ended       period ended                 to
                                                             June 30,           June 30,       December 31,
                                                                 2000               1999               1998
      ------------------------------------------------------------------------------------------------------

      Net loss:
            US operations                              $  217,736,986      $      241,058    $          -
            Canadian operations                             5,825,128             508,493          287,509
      ------------------------------------------------------------------------------------------------------
                                                          223,562,114             749,551          287,509


      Less:
            Compensation cost not deductible
               for tax purposes                                51,321             241,058               -
            Expense related to the Teaming
               Agreement no deductible for tax
               purposes                                   210,510,490                  -                -
      ======================================================================================================
                                                            8,000,303             508,493          287,509
      ------------------------------------------------------------------------------------------------------
      Basic income tax rate                                       38%                 38%              38%

      ------------------------------------------------------------------------------------------------------
                                                            3,040,115             193,227          109,253

      Adjustment in income taxes resulting from:
            Loss carryforwards and unclaimed
               deductions not recognized                    3,040,115             193,227          109,253

      ------------------------------------------------------------------------------------------------------
                                                       $           -       $           -     $          -
      ======================================================================================================


      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and tax planning strategies. Since the Corporation is a development stage corporation, the generation of future taxable income is dependent on the successful commercialization of its products and technologies.

      At June 30, 2000, Lumenon and its subsidiary, LILT, the Canadian Corporation, had accumulated scientific research and experimental development expenditures and other unclaimed deductions which are available to reduce future years' taxable income.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


8.    Income taxes (continued):

      Details of the available deductions are as follows:

      ==========================================================================

                                                           Lumenon                          LILT
                                                                               ---------------------------------
                                                                              Federal              Provincial
      ----------------------------------------------------------------------------------------------------------

      Research and development expenditures,
         without time limitation                       $          -       $   7,963,000       $     8,394,000

      Excess of net book value of property and
         equipment over the undepreciated
         capital cost                                             -          (2,944,569)           (3,154,954)

      Losses carried forward:
            Expiring      - 2006                                  -             315,000               358,000
                          - 2007                                  -           1,494,000             1,725,000
                          - 2020                           2,175,000                 -                     -

      ==========================================================================================================

      In addition, research tax credits, not recorded in the accounts and available to reduce future Federal income taxes payable, amount to $258,000 and $654,000 and expire in 2009 and 2010, respectively.

      In accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES, the income tax effect of temporary differences that give rise to the net deferred tax assets is presented below:

      =================================================================================================
                                                                   June 30,              June 30,
                                                                      2000                  1999
      -------------------------------------------------------------------------------------------------

      Scientific research and experimental development         $    3,064,730         $    79,420
      Non-capital losses                                            1,415,000             228,000
      Excess of net book value of equipment over
         the undepreciated capital cost                            (1,137,866)                 -
      Investment tax credits                                          912,000             280,000
      Less valuation allowance                                     (4,253,864)           (587,420)

      -------------------------------------------------------------------------------------------------
                                                               $           -          $        -
      =================================================================================================

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


9.    Supplemental cash flow disclosure:

      Non-cash investing and financing activities:

      Acquisition of property and equipment through capital leases amounts to $603,522 (US$408,171) at June 30, 2000 (1999 - nil).

      Capital expenditures of $481,366 (US$325,555) are included in accounts payable at June 30, 2000 (1999 - nil).


10.   Financial instruments:

      (a)   Foreign currency risk management:

            Options and warrants are exercisable in US dollars and payable in such currency. Ultimate proceeds upon exercise of options and warrants may vary due to fluctuations in the value of the Canadian dollar relative to the US currency.

      (b)   Credit risk:

            Financial instruments that potentially subject the Corporation to significant concentrations of credit risk consist principally of short-term investments and accounts receivable.

            The Corporation has investment policies that require placement of short-term investments in financial institutions evaluated as highly creditworthy.

            In the normal course of business, the Corporation evaluates the financial condition of the parties with which it contracts on a continuing basis and reviews the creditworthiness of all new parties. The Corporation determines an allowance for doubtful accounts to reflect specific risks.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


10.   Financial instruments (continued):

      (c)   Fair values:

            The following table presents the carrying amounts and estimated fair values of the Corporation's financial instruments at June 30, 2000 and 1999. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. Fair value estimates are made as of a specific point in time using available information about the financial instrument. These estimates are subjective in nature and often cannot be determined with precision.

            ==========================================================================================================
                                                                         June 30,                          June 30,
                                                                             2000                              1999
            ----------------------------------------------------------------------------------------------------------

                                                          Carrying           Fair         Carrying             Fair
                                                            amount          value           amount            value
            ----------------------------------------------------------------------------------------------------------

            Financial assets:
                  Cash                                $  1,125,382   $  1,125,382    $   1,722,871     $  1,722,871
                  Term deposits                          4,299,608      4,299,608               -                -
                  Interest and sales tax receivable        365,934        365,934          237,539          237,539

            Financial liabilities:
                  Accounts payable                       1,047,082      1,047,082          523,550          523,550
                  Accrued liabilities                      324,602        324,602          180,312          180,312
                  Convertible promissory note                   -              -           298,720          298,720

            ==========================================================================================================


            The carrying amounts shown in the table are included in the consolidated balance sheet under the indicated captions.

            The following method and assumption were used to estimate the fair value of each class of financial instruments:

            The carrying amounts approximate fair value because of the short maturity of these instruments.

LUMENON INNOVATIVE LIGHTWAVE
TECHNOLOGY, INC.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements, Continued

Year ended June 30, 2000 and six-month period ended June 30, 1999 and periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000 (in Canadian dollars)

================================================================================


11.   Subsequent events:

      (a) On July 21, 2000, the Corporation entered into a non-exclusive license agreement with a third party. The Corporation is committed to pay an initial license fee of $584,047 (US$395,000) and royalties on sales of products as defined in the agreement.

      (b) On July 25, 2000, the Corporation closed a financing involving the issuance of $51,751,000 (US$35 million) five-year convertible notes bearing interest at 7.5% per annum. Interest is payable upon the earlier to occur of the repayment or conversion of the notes. The notes are convertible into the Corporation's common stock at a conversion price based on the closing bid price of the common stock at the time of conversion with a floor as $10.35 (US$7) and a ceiling of $36.96 (US$25) and a floor of $10.35 (US$7). The investors also received five-year common stock purchase warrants entitling them to acquire a total of 5,000,800 shares at a price to be established in 18 months; the investors will have the right to purchase shares of Lumenon at a maximum price of $44.36 (US$30) per share if Lumenon's shares are then traded at a value exceeding $103.50 (US$70). If the stock price is between $44.36 (US$30) and $103.50 (US$70), the price will be the then traded value of the shares minus $44.36 (US$30), divided by two, plus $14.78 (US$10). If the stock price is under $44.36 (US$30), the price will be $14.78 (US$10).

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Securities and Exchange Commission Filing Fee....................$61,657.20

Accountants' fees and expenses...........................................$*

Legal fees and expenses..................................................$*

Miscellaneous............................................................$*
                                                                         --

                  Total..................................................$*

---------------------------
* To be filed by amendment.

         The foregoing costs and expenses will be paid by the Company. Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation, as amended, limits the personal liability of a director to the Company for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for (i) any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.

         The Company's Certificate of Incorporation and By-Laws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or an agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, to the fullest extent and in the manner set forth in and permitted by the DGCL, as from time to time in effect, and any other applicable law, as from time to time in effect. Such right of indemnification is not be deemed exclusive of any other rights to which such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of each such person.

         The Company proposes to enter into indemnity agreements with its directors and executive officers. The indemnity agreements will provide that the Company shall indemnify such directors and executive officers from and against any and all liabilities, costs and expenses, amounts of judgments, fines, penalties and amounts paid in settlement of or incurred in defense of any settlement in connection with any threatened, pending or completed claim, action, suit or proceeding in which such persons are a party (other than a proceeding or action by or in the right of the Company to procure a judgment in its favor), or which may be asserted against them by reason of their being or having been an officer or director of the Company (the "Losses"), unless it is determined that such directors and executive officers did not act in good faith and for a purpose which they reasonably believed to be in, or in the case of service to an entity related to the Company, not opposed to, the best interests of the Company and, in the case of a criminal proceeding or action, that they had reasonable cause to believe that their conduct was unlawful. The indemnity agreements will also provide that the Company shall indemnify such directors and executive officers from and against any and all Losses that they may incur if they are a party to or threatened to be made a party to any proceeding or action by or in the right of the Company to procure a judgment in its favor, unless it is determined that they did not act in good faith and for a purpose that they reasonably believed to be in, or, in the case of service to an entity related to the Company, not opposed to, the best interests of the Company, except that no indemnification for Losses shall be made in respect of (i) any claim, issue or matter as to which they shall have been adjudged to be liable to the Company or (ii) any threatened or pending action to which they are a party or are threatened to be made a party that is settled or otherwise disposed of, unless and only to the extent that any court in which such action or proceeding was brought determines upon application that, in view of all the circumstances of the matter, they are fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Such indemnification will be in addition to any other rights to which such officers or directors may be entitled under any law, charter provision, by-law, agreement, vote of shareholders or otherwise.

         The Company maintains a $5,000,000 directors and officers liability insurance policy.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

         In July 1998, under a reorganization and acquisition plan, (i) Lumenon acquired the outstanding stock of LILT in consideration of the issuance of 12,200,000 shares of common stock to the former shareholders of LILT and (ii) Lumenon acquired the outstanding stock of Dequet Capital, Inc. in consideration of the issuance of 4,000,000 shares of common stock to the former stockholders of Dequet. The shares issued in connection with the acquisition of Lumenon were issued to the six former shareholders of LILT, Najafi Holding, Inc., Andrewma Holding, Inc., Touam Holding, Inc., SurfaceTech, Polyvalor and McGill University in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), were deemed by the Company to be "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933 and were appropriately legended and restricted as to subsequent transfer. The shares issued in connection with the acquisition of Dequet were issued to the former stockholders of Dequet under the exemption provided in Rule 504 of Regulation D under the Securities Act of 1933 for a total consideration of US$540,000. No underwriter was involved in either such transaction.

         During the  six-month  period  ended June 30, 1999,  Lumenon  issued an aggregate of 2,260,000 Units at a price of US$0.50 per unit to investors (excluding Molex). Each Unit comprised one share of common stock and one warrant for the purchase of one additional share of common stock at a price of US$1.00 per share, of which warrants to purchase 1,050,000 shares expire on August 23, 2001 (550,000 of these 1,050,000 warrants have been exercised) and warrants to purchase 1,210,000 shares expire on August 23, 2000. The securities were offered and sold to the following entities and individuals under the exemption provided in Section 4(2) of the Securities Act of 1933: Manitex Capital Inc., a Canadian venture capital company, Pinetree Capital Corp., a Canadian venture capital company, a group of Canadian investors investing through a confidential trust, and a group of Canadian investors investing through Groome Capital.com, Inc., an investment banking firm. Each such individual or entity was an accredited investor (as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933) or otherwise a sophisticated investor or employed a purchaser's representative having knowledge and experience in financial and business matters, each being capable of evaluating the merits and risks of its investment and each having had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain additional information from the Company, necessary to make an informed investment decision. All such securities were deemed by the Company to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in any such transaction.

         In March 1999, the Company issued US$200,000 principal amount of its 10% Convertible Notes (the "Notes") to Brant Investments Limited Global Securities Services, a Canadian entity and an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act of 1933. Each US$1,000 principal amount of the Notes was initially convertible into common stock at US$0.50 per share. Upon conversion of the Notes, the holder thereof is entitled to receive for each US$1,000 principal amount thereof warrants to purchase 1,000 additional shares of common stock at US$0.90 per share with a term of 30 months. The securities were offered and sold pursuant to the exemption provided in Section 4(2) of the Securities Act of 1933. All of the Notes were deemed by the Company to be restricted securities and were appropriately legended and restricted as to subsequent transfer. Groome Capital.com, Inc. ("Groome") acted as underwriter in connection with such placement. The notes were converted in September 1999 in accordance with their terms.

         In June 1999, the Company issued 1,500,000 shares of common stock, 1,666,667 cash common stock purchase warrants and 5,800,000 service common stock purchase warrants to Molex under the Molex Agreements, for a cash consideration of US$750,000. Each cash common stock purchase warrant entitles Molex to acquire one share of common stock at a price of US$0.90 on or before August 1, 2001. These 1,666,667 cash common stock purchase warrants were exercised in November 1999. Each service common stock purchase warrant entitles Molex to receive one share of common stock for services rendered under the Molex Agreements. The securities were offered and sold in reliance on the exemption provided in
Section 4(2) of the Securities Act of 1933 and solely to an accredited investor, Molex, within the meaning of Rule 501 of Regulation D under the Securities Act of 1933. No underwriter was involved in such transaction.

         In July 1999, the Company issued 960,000 units at a price of US$1.00 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share of common stock at a price of US$1.50 per share before June 2001. The securities were offered and sold in reliance on the exemption provided in Section 4(2) of the Securities Act of 1933 and solely to accredited investors (as such term is defined in Rule 501 of Regulation D of the Securities Act of 1933) or otherwise to sophisticated investors or to investors employing a purchaser representative having knowledge and experience in financial and business matters, each being capable of evaluating the merits and risks of its investment and each having had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain additional information from the Company necessary to make and informed investment decision. All such securities were deemed by the Company to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in such transactions.

         In September 1999, the Company issued 407,000 additional units at a price of US$4.00 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share of common stock at a price of US$6.00 per share before September 2000. The securities were offered and sold in reliance on the exemption provided in Section 4(2) of the Securities Act of 1933 and solely to accredited investors (as such term is defined in Rule 501 of Regulation D of the Securities Act of 1933), or otherwise to sophisticated investors or to investors employing a purchaser representative having knowledge and experience in financial and business matters, each being capable of evaluating the merits and risks of its investment and each having had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain additional information from the Company necessary to make and informed investment decision. All such securities were deemed by the Company to be restricted securities and were appropriately legended and restricted as to subsequent transfer. Groome acted as underwriter in connection with such placement. 125,000 of the warrants were exercised in October 1999.

         In September 1999, the Company issued 400,000 additional units to holders of the Notes, Brant Investments Limited Global Securities Services upon the full conversion of its Notes. Each unit comprised one share of common stock and one warrant for the purchase of one additional share of common stock at a price of US$0.90 per share before September 30, 2001. The securities were offered and sold solely to in reliance on the exemption provided in Section 4(2) of the Securities Act of 1933 and solely to accredited investors (as such term is defined in Rule 501 of Regulation D of the Securities Act of 1933) or otherwise to sophisticated investors or to investors employing a purchaser representative having knowledge and experience in financial and business matters, each being capable of evaluating the merits and risks of its investment and each having had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain additional information from the Company necessary to make an informed investment decision. All such securities were deemed by the Company to be restricted securities and were appropriately legended and restricted as to subsequent transfer. Groome acted as underwriter in connection with the placement of the Notes and their conversion, and upon conversion of such notes, Groome exercised its option to purchase an additional 30,000 units for US$15,000 and exercised the 30,000 warrants included in the Units for US$27,000 in December 1999.

         In November 1999, Lumenon issued 21,500 units at a price of US$7.00 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share at a price of US$9.00 per share before September 30, 2000. The securities were offered and sold solely in reliance on the exemption provided in Section 4(2) of the Securities Act of 1933 and solely to Ghaemi Holdings, a Canadian holding company, and an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act of 1933. All such securities were deemed by the Company to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in such transaction.

         In November 1999, Lumenon issued 10,000 additional units at a price of US$10.50 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share at a price of US$15.50 per share before October 31, 2000. The securities were offered and sold in reliance on the exemption provided in Section 4(2) of the Securities Act of 1933 and solely to Groupe Huot Inc., a Canadian holding company, and an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act of 1933. All such securities were deemed by the Company to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in such transaction.

         In November 1999, Molex exercised its warrants to acquire 1,666,667 shares at a price of US$0.90 per share for total proceeds of US$1,500,000. Molex is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act of 1933 and the Company relied upon the exemption provided in
Section 4(2) of the Securities Act of 1933. All such securities were deemed by the Company to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in such transaction.

         Additionally, warrants to acquire a total of 755,000 shares were exercised in the three-month period ended December 31, 1999 for total proceeds of US$1,295,000. These warrants were issued in prior transactions described above. All such securities were deemed by the Company to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in such transaction.

         In December 1999, Lumenon entered into an agreement to issue 86,022 additional units at a price of US$23.25 per unit. Each unit comprised one share of common stock and a warrant for the purchase of one half of an additional share at a price of US$30.00 per share before December 7, 2000. The shares were issued on January 12, 2000. The securities were offered and sold solely in reliance on the exemption provided in Section 4(2) of the Securities Act of 1933 and solely to Terima a.v.v., a British Virgin Islands holding company, and an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act of 1933. All such securities were deemed by the Company to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in such transaction.

         In January 2000, the Company issued 86,022 units, consisting of one share of Common Stock and a warrant for the purchase of one half of an additional share (43,011 shares) at a price per share of $30.00 before December 7, 2000, for cash consideration in the aggregate amount of $2,000,012 or $23.25 per unit. The securities were offered and sold in reliance on the exemption provided in Section 4(2) of the Securities Act and solely to an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act. All such securities are deemed to be restricted securities and are appropriately legended and restricted as to subsequent transfer. No underwriter was involved in such transaction. The proceeds hereof were used to fund current activities and expenses associated with the expansion project.

         In March 2000, the Company issued 1,500,000 shares of Common Stock to Molex for cash consideration in the amount of US$750,000 as part of the scheduled second closing under the terms of the Stock Purchase Agreement by and between the Company and Molex dated June 21, 1999. The securities were offered and sold in reliance on the exemption provided in Section 4(2) of the Securities Act and solely to an accredited investor, Molex, within the meaning of Rule 501 of Regulation D under the Securities Act. No underwriter was involved in such transaction. The proceeds hereof are being used to fund current activities and expenses associated with the expansion project.

         The following unregistered securities were issued by the Company from April 1, 2000 to September 8, 2000:


                                                                                     Number of Shares            Offering/
                    Date of                       Description of                   Issued/Subject to           Exercise
                 Sale/Issuance                   Securities Issued             Options, Warrants or Notes      Price Per Share
                 -------------                   -----------------             --------------------------    ---------------

                 April 14, 2000           Common stock issued to                             26,000               US$6.00
                                          Groome Capital Corp., Inc., an
                                          accredited investor, upon
                                          exercise of warrants.

                  May 8, 2000             Common stock issued to                            150,000               US$0.90
                                          Lavery, de Billy as nominee
                                          for accredited investors, upon
                                          exercise of warrants

                  May 19, 2000            Common stock issued to Lavery,                    200,000               US$0.90
                                          de Billy as nominee
                                          for accredited investors
                                          upon exercise of warrants

                    Various               Common Stock issued to Molex, an                5,800,000              US$26.38
                                          accredited investor, upon the
                                          exercise of the services warrant

                 July 25, 2000            Warrants to purchase shares of                 10,000,800                to be
                                          common stock and convertible                                         determined
                                          notes convertible into shares of
                                          common stock issued to
                                          Capital Ventures International
                                          and Castle Creek Technology
                                          Partners LLC

                 July 2000                Common stock issued to Brant                      400,000              US$0.90
                                          Investments Limited Global
                                          Securities Services, an accredited
                                          investor, upon exercise of warrants

                 July 2000                Common stock issued to Pintree Capital            500,000              US$0.90
                                          Corp., an accredited investor, upon
                                          exercise of warrants

                 July 2000                Common stock issued to Lavery, de Billy            60,000              US$1.50
                                          as nominee for accredited investors,
                                          upon exercise of warrants

                 August 2000              Common stock issued to Lavery, de Billy         1,269,750              US$0.90
                                          as nominee for accredited investors,
                                          upon exercise of warrants

                 September 2000           Common stock issued to accredited                 256,000              US$6.00
                                          investors upon exercise of warrants


         The issuance of these securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by the Company not involving a public offering. All such securities were deemed by the Company to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in such transactions.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) Exhibits

         2.1 Amended Plan of Reorganization, Merger and Acquisition by which WWV Development, Inc. (a Delaware corporation) acquired and merged into itself Lumenon Innovative Lightwave Technology, Inc. (a Canadian federal corporation), and acquired Dequet Capital, Inc. (a Nevada corporation) as wholly-owned subsidiaries, dated July 7, 1998 (incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form 10).

         3.1 Amended and Restated Certificate of Incorporation of Lumenon Innovative Lightwave Technology, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form 10).

         3.2      Amended and  Restated  By-Laws  (incorporated  by reference to
                  Exhibit 3.1 to the  Company's  Registration  Statement on Form
                  10).

         4.1 Specimen Certificate for Shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 10).

         4.2 Lumenon Innovative Lightwave Technology, Inc. Stock Option Incentive Plan (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form 10).

         4.3 Form of Lumenon Innovative Lightwave Technology, Inc. Warrant to Acquire Shares of Common Voting Stock (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form 10).

         4.4 Form of Convertible Note dated, July 25, 2000 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed July 28, 2000).

         4.5      Form  of  Stock   Purchase   Warrant,   dated  July  25,  2000
                  (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, filed July 28, 2000).

         *5       Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

         10.1 License Agreement by and between Polyvalor and McGill University and Lumenon Innovative Lightwave Technology, Inc. (incorporated by reference to the Company's Registration Statement on Form 10, Exhibit 10.1).

         10.2 Teaming Agreement between Molex Incorporated and its subsidiary Molex Fiber Optics, Inc., and Lumenon Innovative Lightwave Technology, Inc. and its wholly owned subsidiary LILT Canada Inc., dated May 19, 1999 (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form 10).

         10.3 Stock Purchase Agreement between Molex Incorporated, Lumenon Innovative Lightwave Technology, Inc., and LILT Canada, Inc., dated May 19, 1999 (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form 10).

         10.4     Stock  Restriction   Agreement  between  Molex   Incorporated,
                  Lumenon Innovative Lightwave Technology, Inc., and LILT Canada, Inc., Andrewma Holding, Inc., and Najafi Holding Inc., dated June 21, 1999 (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form 10).

         10.5 Registration Rights Agreement between Lumenon Innovative Lightwave Technology, Inc. and Molex Incorporated dated June 21, 1999 (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form 10).

         10.6 Securities Purchase Agreement by and among Lumenon Innovative Lightwave Technology, Inc., Capital Ventures International and Castle Creek Partners LLC, dated July 25, 2000 (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed July 28, 2000).

         10.7 Registration Rights Agreement by and among Lumenon Innovative Lightwave Technology, Inc., Capital Ventures International and Castle Creek Partners LLC, dated July 25, 2000 (incorporated by reference Exhibit 10.2 to the Company's Current Report on Form 8-K filed on July 28, 2000).

         10.8 Agreement of Lease between Liberty Sites Ltd. and LILT Canada, Inc., dated May 19, 2000 (incorporated by reference to Exhibit
                  10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000).

         10.9     License  Agreement  between  Polaroid   Corporation  and  LILT
                  Canada, Inc., a subsidiary of Lumenon Innovative Lightwave Technology, Inc., dated July 21, 2000 (incorporated by reference to Exhibit 10.9 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000).

         21 Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Company's Registration Statement on Form
                  10).

         23.1     Consent of KPMG, LLP.

         23.2 Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included on Exhibit 5 to this Registration Statement).

         24       Power  of  Attorney   (included  on  signature  page  to  this
                  Registration Statement).

         27 Financial Data Schedule (incorporated by reference to Exhibit 27 to the Company's Annual Report on From 10-K for the fiscal year ended June 30, 2000).


-------------------
 * To be filed by amendment.

ITEM 17.  UNDERTAKINGS


(a)   The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Canada, on the day of September, 2000.



                              LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.

                              By:   /s/ S. Iraj Najafi
                                 ---------------------------------
                                    S. Iraj Najafi,
                                    President and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints S. Iraj Najafi, Mark P. Andrews and Vincent Belanger his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments to this Registration Statement, and any related registration statement filed pursuant to Rule 462(b) of the Act and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


/s/ S. Iraj Najafi                                          September 7, 2000
------------------------------------------------------      -------------------
S. Iraj Najafi                                              Date
President, Chief Executive Officer
and Director (Principal Executive Officer)


/s/ Mark P. Andrews                                         September 7, 2000
------------------------------------------------------      -------------------
Mark P. Andrews                                             Date
Vice President, Chief Technical Officer,
Secretary and Director


/s/ Anthony Moretti                                         September 7, 2000
------------------------------------------------------      -------------------
Anthony Moretti                                             Date
Director


/s/ Denis N. Beaudry                                        September 7, 2000
------------------------------------------------------      -------------------
Denis N. Beaudry                                            Date
Director


------------------------------------------------------      -------------------
Pierre-Paul Allard                                          Date
Director

/s/ Vincent Belanger                                        September 7, 2000
-----------------------------------------------------       ------------------
Vincent Belanger                                            Date
Vice President Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)


/s/ Guy Brunet                                              September 7, 2000
-----------------------------------------------------       -------------------
Guy Brunet                                                  Date
Director


/s/ Gilles Marcotte                                         September 7, 2000
-----------------------------------------------------       -------------------
Gilles Marcotte                                             Date
Director


/s/ Pierre-Andre Roy                                        September 7, 2000
-----------------------------------------------------       -------------------
Pierre-Andre Roy                                            Date
Director